                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Freeport-McMoRan Copper & Gold Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

             [Logo of Freeport McMoRan Copper & Gold appears here]

                               -----------------

                    Notice of Annual Meeting of Stockholders

                                  MAY 6, 1999

                               -----------------

                                                                  March 18, 1999

Date:          Thursday, May 6, 1999

Time:          1:00 p.m., Eastern Time

Place:         1209 Orange Street
               Wilmington, Delaware

Purpose:       . To elect directors;

               . To ratify the appointment of the independent auditors;

               . To vote on a new stock incentive plan;

               . To vote on a new long-term performance incentive plan;

               . To vote on a stockholder proposal, if presented at the
                 meeting; and

               . To transact such other business as may properly come before the meeting.

Record Date:   Close of business on March 8, 1999.

  Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

                                            By Order of the Board of
                                             Directors.

                                            /s/ Michael C. Kilanowski, Jr.
                                            -----------------------------------
                                            Michael C. Kilanowski, Jr.
                                            Vice President and Secretary

Information about Attending the Annual Meeting

If you plan to attend the meeting, please bring the following:

  1. Proper identification.

  2. Proof of Ownership if your shares are held in "Street Name."

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is (a) a letter from your broker stating that you owned Freeport-McMoRan Copper & Gold Inc. stock on the Record Date or (b) an account statement showing that you owned Freeport-McMoRan Copper & Gold Inc. stock on the Record Date.

Only stockholders of record on the Record Date may attend or vote at the annual meeting.

                      FREEPORT-McMoRan COPPER & GOLD INC.
                              1615 Poydras Street
                         New Orleans, Louisiana 70112

  The 1998 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 18, 1999.

  This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Freeport-McMoRan Copper & Gold Inc. (the "Company") for use at its Annual Meeting of Stockholders to be held on May 6, 1999, and at any adjournments thereof (the "Meeting").

Who Can Vote

  If you held any Company Stock on the Record Date then you will be entitled to vote at the Meeting. Company Stock refers to the Common Stock and the Preferred Stock described below.

 Common Stock Outstanding on Record Date

                                  No. of
      Name of Security      Shares Outstanding
      ----------------      ------------------
      Class A Common Stock      64,809,423
      Class B Common Stock      98,759,277

 Preferred Stock Outstanding on Record Date

                                                   No. of Depositary
      Name of Security                             Shares Outstanding
      ----------------                             ------------------
      Step-Up Convertible Preferred Stock              13,999,600*
      Gold-Denominated Preferred Stock                  6,000,000*
      Gold-Denominated Preferred Stock, Series II       4,305,580*
      Silver-Denominated Preferred Stock                4,760,000**

---------
 * Each Depositary Share represents 0.05 shares of Preferred Stock ** Each Depositary Share represents 0.025 shares of Preferred Stock

Voting Rights

  Each share of Company Stock that you hold entitles you to one vote on all matters that holders of such stock are entitled to vote. If you hold depositary shares you may instruct the depositary how to vote the Preferred Stock represented by your depositary shares.

  Election of Directors. Directors are elected by a plurality of shares voted, with

  . 80% of the Board elected by holders of Class B Common Stock; and

  . 20% of the Board elected by holders of Class A Common Stock and Preferred
    Stock, voting together as a single class.

  Voting On All Other Matters. On all other matters, holders of Class A Common Stock and Class B Common Stock vote together as a single class.

  Inspectors of election will count votes cast at the Meeting. Directors are elected by plurality vote. All other matters are decided by majority vote of the Common Stock present at the Meeting, except as otherwise provided by statute, our certificate of incorporation and our by-laws.

  Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters to come before the Meeting will be counted as votes against those matters. Broker non-votes as to all other matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

Quorum

  A quorum at the Meeting is a majority of the Company Stock entitled to vote, present in person or represented by proxy. The persons whom the Company appoints to act as inspectors of election will determine whether a quorum exists. Shares of Company Stock represented by properly executed and returned proxies will be treated as present. Shares of Company Stock present at the Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding Company Stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

How Your Proxy Will Be Voted

  The Board of Directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the Meeting, whether or not you attend in person.

  Granting Your Proxy. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, your proxy representing

  (1) Common Stock will be voted:

    . in favor of the proposed director nominees,

    . for the ratification of the appointment of auditors,

    . for the adoption of the 1999 Stock Incentive Plan,

    . for the adoption of the 1999 Long-Term Performance Incentive Plan, and

    . against the stockholder proposal; and

  (2) Preferred Stock will be voted in favor of the proposed director nominees.

  We expect no matters to be presented for action at the Meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the Meeting. The persons named as proxies in the enclosed proxy intend to vote in accordance with their judgment on any matters that may properly come before the Meeting.

  Revoking Your Proxy. If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the Meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

Proxy Solicitation

  The Company will pay all expenses of soliciting proxies for the Meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained Georgeson & Co. Inc., Wall Street Plaza, New York, New York, to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for Georgeson's services will be $8,500 plus its reasonable out-of-pocket expenses. Certain representatives of the Company, who will receive no compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.

Stockholder Proposals

  If you want us to consider including a proposal in next year's proxy statement, you must deliver it in writing to Michael C. Kilanowski, Jr., Freeport-McMoRan Copper & Gold Inc., 1615 Poydras St., New Orleans, Louisiana 70112 by November 18, 1999.

  If you want to present a proposal at next year's annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to Mr. Kilanowski, at the above address, by January 6, 2000 in accordance with the specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact Mr. Kilanowski. Failure to comply with our by-law procedures and deadline may preclude presentation of the matter at the Meeting.

Corporate Governance

  The Board of Directors, which held six meetings during 1998, has primary responsibility for directing the management of the business and affairs of the Company. The Board currently consists of fifteen members. To provide for effective direction and management of the Company's business, the Board has established committees, including the Audit Committee, the Nominating Committee, the Public Policy Committee and the Corporate Personnel Committee.

                                                                      Meetings
Audit Committee Members    Functions of the Committee                 in 1998
-----------------------    --------------------------                 --------
Robert A. Day, Chairman  . reviews the Company's financial              3
                           statements

Robert W. Bruce III      . exercises general oversight of the
William B. Harrison, Jr.   integrity and reliability of the
J. Bennett Johnston        Company's accounting and financial
Henry A. Kissinger         reporting practices and the
Bobby Lee Lackey           effectiveness of its system of internal
Jonathan C. A. Leslie      controls
B. M. Rankin, Jr.
                         . exercises general oversight of the
                           activities of the Company's independent
                           auditors, principal financial and
                           accounting officers, internal auditors
                           and related matters

Nominating Committee                                                  Meetings
    Members              Functions of the Committee                   in 1998
--------------------     --------------------------                   --------
B. M. Rankin, Jr.,       . makes recommendations to the Board           2
 Chairman                  concerning the structure of the Board,
Leon A. Davis              corporate governance and proposed new
Robert A. Day              members of the Board
James R. Moffett
                         . nominates individuals to stand for
                           election as directors

                         . considers recommendations by the
                           Company's stockholders of potential
                           nominees for election as directors

  Public Policy                                                       Meetings
Committee Members          Functions of the Committee                 in 1998
-----------------          --------------------------                 --------
George Putnam, Chairman  . oversees governmental and community          3
Gabrielle K. McDonald      relationships and information programs
Leon A. Davis
J. Bennett Johnston      . oversees various compliance programs
Bobby Lee Lackey           and equal employment policies and
Rene L. Latiolais          practices
Jonathan C.A. Leslie
J. Taylor Wharton        . oversees the Company's charitable and
                           philanthropic contributions

                         . makes recommendations to the Board
                           regarding these policies and programs

Corporate Personnel                                                   Meetings
Committee Members             Functions of the Committee              in 1998
-------------------           --------------------------              --------
Robert W. Bruce III,        . please refer to the Corporate Personnel   4
Chairman                      Committee Report on Executive
Gabrielle K. McDonald         Compensation
William B. Harrison, Jr.
George Putnam
J. Taylor Wharton

  During 1998 each of our directors, except Ms. McDonald and Mr. Davis, attended at least 75% of the aggregate number of meetings held of the Board and Board committees on which he or she served.

Election of Directors

  The Board of Directors has fixed the number of directors at fifteen, three of whom are elected by the holders of Class A Common Stock and Preferred Stock (the "Class A Directors") and twelve of whom are elected by the holders of Class B Common Stock (the "Class B Directors"). In addition, the Board consists of three classes, each of which serves for three years, with one class being elected each year.

  Pursuant to an agreement (the "Rio Tinto Agreement") among the Company, Rio Tinto plc ("Rio Tinto"), a mining and smelting company, and certain of Rio Tinto's affiliates (the "Rio Tinto Affiliates"), Rio Tinto has the right to submit for nomination for election by the Company's stockholders the percentage of directors, rounded to the nearest whole number, that is proportionately equal to the Rio Tinto Affiliates' aggregate percentage ownership of all outstanding Common Stock. The Rio Tinto Affiliates may nominate directors either as Class A Directors or Class B Directors, but the percentage of Class B Directors nominated, if any, cannot exceed the percentage of the total number of Class B Common Stock outstanding that the Rio Tinto Affiliates own. As of the Record Date, Rio Tinto Indonesia Limited, a Rio Tinto Affiliate, owned 23,931,100 shares of Class A Common Stock, or 14.6% of the Common Stock outstanding. In the Rio Tinto Agreement, the Company agreed to include Rio Tinto's nominees with the directors nominated by the Board and to refrain from taking any action that may hinder the election of Rio Tinto's nominees. Messrs. Davis and Leslie are the directors selected by Rio Tinto and both serve as Class A Directors.

  This table shows the members of the different classes of the Board and the expiration of their terms.

 Class             Expiration of Term                Class Members
 -----     -----------------------------------       -------------
 Class I   1999 Annual Meeting of Stockholders   Class A:
                                                      Jonathan C.A. Leslie
                                                 Class B:
                                                      Robert W. Bruce III
                                                      Robert A. Day
                                                      Bobby Lee Lackey
                                                      Gabrielle K. McDonald
                                                      George A. Mealey
 Class II  2000 Annual Meeting of Stockholders   Class A:
                                                      J. Taylor Wharton
                                                 Class B:
                                                      William B. Harrison, Jr.
                                                      J. Bennett Johnston
                                                      Henry A. Kissinger
                                                      Rene L. Latiolais
 Class III 2001 Annual Meeting of Stockholders   Class A:
                                                      Leon A. Davis
                                                 Class B:
                                                      James R. Moffett
                                                      George Putnam
                                                      B. M. Rankin, Jr.

  The Board has nominated each of the Class I directors named above for an additional three-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the re-election of the Class I directors, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

Information About Nominees and Directors

  This table provides certain information as of February 1, 1999 with respect to each director nominee and each other director. George Putnam will retire following the Meeting in accordance with the Board's retirement policy. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

                                                                             Year First
    Name of Nominee             Principal Occupations, Other Directorships   Elected a
      or Director         Age         and Positions with the Company          Director
    ---------------       --- ---------------------------------------------  ----------
Robert W. Bruce III        54 President, The Robert Bruce Management Co.,       1995
                               Inc., investment managers.

Leon A. Davis              59 Director and Chief Executive of Rio Tinto and     1996
                               of Rio Tinto Limited ("RTL"), worldwide
                               mining and smelting. Deputy Chief Executive
                               and Chief Operating Officer of Rio Tinto
                               until 1996. Mining Director of Rio Tinto
                               until 1994.

Robert A. Day              55 Chairman of the Board of Trust Company of the     1995
                               West, an investment management company.
                               Chairman and President of W.M. Keck
                               Foundation. Director of Fisher Scientific
                               International, Inc. and McMoRan Exploration
                               Co. ("MMR"), a company engaged in oil and
                               gas exploration and production and sulphur
                               transportation and mining.

William B. Harrison, Jr.   55 Vice Chairman of the Board of The Chase           1995
                               Manhattan Corporation and its subsidiary,
                               The Chase Manhattan Bank. Director of
                               Dillard's, Inc.

J. Bennett Johnston        66 Chairman of Johnston & Associates, LLC, a         1997
                               legal and business consulting firm, and
                               Chairman of Johnston Development Co. LLC, a
                               project development firm. United States
                               Senator until January 1997. Director of
                               Chevron Corp. and Columbia Energy Group Inc.

Henry A. Kissinger         75 Chairman of the Board and Chief Executive         1995
                               Officer of Kissinger Associates, Inc.,
                               international consultants and consultants to
                               the Company. Director of Revlon, Inc.,
                               Hollinger International Inc., and Gulfstream
                               Aerospace Corporation.

Bobby Lee Lackey           61 President and Chief Executive Officer of          1995
                               McManus-Wyatt-Hidalgo Produce Marketing Co.,
                               shipper of fruits and vegetables.


                                                                          Year First
   Name of Nominee           Principal Occupations, Other Directorships   Elected a
     or Director       Age         and Positions with the Company          Director
   ---------------     --- ---------------------------------------------  ----------
Rene L. Latiolais       56 Vice Chairman of the Board of the Company.        1993
                            Commissioner of P.T. Freeport Indonesia
                            Company ("PT-FI"), an operating subsidiary
                            of the Company. Vice Chairman of the Board
                            of MMR. Co-Chairman of the Board of
                            Freeport-McMoRan Sulphur Inc. ("FSC"), a
                            sulphur mining and transportation company,
                            until 1998. President and Chief Executive
                            Officer of Freeport-McMoRan Inc. ("FTX"), a
                            natural resources company, until 1997. Chief
                            Operating Officer of FTX until 1995.

Jonathan C.A. Leslie    48 Director and Chief Executive Copper of Rio        1997
                            Tinto. Managing Director of Rossing Uranium
                            Limited, a mining company, until 1994.
                            Director of RTL.

Gabrielle K. McDonald   56 Judge, International Criminal Tribunal for        1995
                            the Former Yugoslavia. Distinguished
                            Visiting Professor of Law, Texas Southern
                            University, Thurgood Marshall School of Law,
                            until 1995. Director of Golden State
                            Bancorp, Inc. and California Federal Bank
                            FSB.

George A. Mealey        65 Vice President Commissioner of PT-FI.             1988
                            President and Chief Operating Officer of the
                            Company and Executive Vice President of FTX
                            until 1996.

James R. Moffett        60 Chairman of the Board and Chief Executive         1992
                            Officer of the Company. President
                            Commissioner of PT-FI. Co-Chairman of the
                            Board of MMR. Co-Chairman of the Board of
                            FSC and of McMoRan Oil & Gas Co., an oil and
                            gas exploration and production company,
                            until 1998. Chairman of the Board of FTX
                            until 1997.

George Putnam           72 Chairman of The Putnam Investment Management      1995
                            Company, Inc. and of each of the members of
                            the Putnam group of mutual funds. Director
                            of Houghton-Mifflin Company and Marsh-
                            McLennan Companies, Inc.

B. M. Rankin, Jr.       69 Private investor. Director of MMR, Golden         1995
                            State Bancorp, Inc. and California Federal
                            Bank FSB.

J. Taylor Wharton       60 Special Assistant to the President for            1995
                            Patient Affairs, Professor Gynecologic
                            Oncology, The University of Texas M.D.
                            Anderson Cancer Center.

Director Compensation

 Cash Compensation

  Each non-officer director receives (a) an annual fee of $25,000 for serving on the Board, (b) a fee of $1,000 for attending each Board committee meeting and (c) an annual fee of $2,000 for each Board committee of which a director is the chairperson. Each director receives a fee of $1,000 for attendance at each Board meeting and reimbursement for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

 Retirement Plan for Non-Officer Directors

  The Company has a retirement plan for the benefit of non-officer directors who reach age sixty-five. Under the retirement plan, an eligible director will be entitled to an annual benefit equal to a percentage of the standard portion of the annual directors' fee at the time of his or her retirement. The percentage, which is at least 50% but not greater than 100%, will depend on the number of years the retiree served as a non-officer director of the Company or its predecessors. The benefit is payable from the date of retirement until the retiree's death. Each eligible director who was also a director of FTX, the former parent of the Company, and who did not retire from the FTX board of directors, will receive upon retirement from the Company an additional annual benefit of $20,000, which is also payable from the date of retirement until the retiree's death.

 Stock Option Plan for Non-Employee Directors

  Each non-employee and non-officer director is eligible for the grant of options under the Company's 1995 Stock Option Plan for Non-Employee Directors (the "1995 Director Plan"). On August 1 of each year through 2004, each eligible director will be granted a non-qualified option to purchase 10,000 shares of Class B Common Stock at 100% of the fair market value of the shares on the date of grant. Each option granted under the 1995 Director Plan expires ten years after the date of grant. In accordance with the 1995 Director Plan, on August 1, 1998 each non-employee director was granted an option to purchase 10,000 shares of Class B Common Stock at an exercise price of $14.9375.

Matching Gifts Program

  The Freeport-McMoRan Foundation (the "Foundation") administers a matching gifts program in which the Company participates. The program is available to the Company's directors, officers, employees, full-time consultants and retirees. Under the program, the Foundation will match gifts made by a participant to eligible institutions, including educational institutions, educational associations, educational funds, cultural institutions, social service community organizations, hospital organizations and environmental organizations. The Foundation provides the gifts directly to the institution. The Foundation double matches gifts by a director not in excess of $1,000 and gifts by any other participant not in excess of $500. The annual amount of Company matching gifts for any director may not exceed $40,000, and generally for any other participant may not exceed $20,000. The matching gifts made by the Foundation on behalf of the Company in 1998 for each of the participating directors were as follows: $11,000 for Mr. Bruce; $40,000 for Mr. Day; $35,000 for Mr. Harrison; $30,000 for Mr. Kissinger; $10,000 for Mr. Lackey; $1,800 for Mr. Latiolais; $12,600 for Mr. Mealey; $38,370 for Mr. Moffett; $34,000 for Mr. Putnam; $12,670 for Mr. Rankin; and $5,000 for Mr. Wharton.

Stock Ownership of Directors and Executive Officers

  This table shows how much Common Stock each director and named executive officer beneficially owned on December 31, 1998. The directors and executive officers as a group beneficially owned approximately 44.4% of the Class A Common Stock and 10.8% of the Class B Common Stock. Unless otherwise indicated, the persons shown below do not beneficially own any Preferred Stock. Unless otherwise indicated, all shares shown are held with sole voting and investment power and include, if applicable, shares held in the Company's Employee Capital Accumulation Program.

                                              Number of       Number of     Total Number
                                              Shares of   Shares of Class B of Shares of
                           Total Number of     Class B      Common Stock      Class B
                          Shares of Class A  Common Stock    Subject to     Common Stock
Name of Beneficial Owner     Common Stock    Not Subject     Exercisable    Beneficially
          (1)             Beneficially Owned  to Options     Options (2)       Owned
------------------------  ------------------ ------------ ----------------- ------------
Richard C. Adkerson                5,503        118,363       1,161,457       1,279,820
Robert W. Bruce III                  500          7,017          57,587          64,604
Leon A. Davis(3)              23,931,100              0           2,500           2,500
Robert A. Day(4)                   7,992         86,621          65,078         151,699
William B. Harrison,
 Jr.(5)                              208          2,947          35,114          38,061
J. Bennett Johnston                  700              0           2,500           2,500
Stephen M. Jones(6)                  387          2,408          79,345          81,753
Henry A. Kissinger                   240          3,368          65,078          68,446
Bobby L. Lackey                       60            861          65,078          65,939
Rene L. Latiolais                 12,492        131,219         699,334         830,553
Jonathan C.A. Leslie(3)               --              0               0               0
Adrianto Machribie                     0              0          43,674          43,674
John A. Macken(7)                  3,314            582          51,767          52,349
Gabrielle K. McDonald                  6            182          27,688          27,870
George A. Mealey                  16,792         11,156         344,500         355,656
James R. Moffett(8)               16,342        795,693       2,897,873       3,693,566
George Putnam(9)               4,961,284      3,167,260          65,078       3,232,338
B. M. Rankin, Jr.(10)             81,067        637,890          65,078         702,968
Steven D. Van Nort                   350          2,510         128,734         131,244
J. Taylor Wharton(11)              5,193         38,041          35,114          73,155
Directors and executive
 officers as a group (25
 persons)                     29,052,906      5,021,141       6,307,370      11,328,511

---------
(1) With the exception of Mr. Adkerson (who beneficially owns 1.3% of the outstanding Class B Common Stock), Mr. Davis and Mr. Leslie (who each beneficially own 36.6% of the outstanding Class A Common Stock), Mr.
    Moffett (who beneficially owns 3.6% of the outstanding Class B Common
    Stock) and Mr. Putnam (who beneficially owns 7.6% of the outstanding Class
    A Common Stock and 3.2% of the outstanding Class B Common Stock), each individual holds less than 1% of the outstanding Class A Common Stock and Class B Common Stock.
(2) Class B Common Stock that could be acquired as of March 1, 1999, upon the exercise of options granted pursuant to Company stock option plans.
(3) The Class A Common Stock listed by Mr. Davis' name is held by an affiliate of a corporation of which Messrs. Davis and Leslie are both executive officers. Messrs. Davis and Leslie and the corporation share voting and investment power with respect to these shares.
(4) Includes 240 shares of Class A Common Stock and 4,158 shares of Class B Common Stock held by accounts and funds managed by affiliates of a corporation of which Mr. Day, as the chief executive officer and a stockholder, shares voting and investment power but as to which he disclaims beneficial ownership.
(5)  Includes 60 shares of Class A Common Stock and 842 shares of Class B
     Common Stock owned by Mr. Harrison's spouse.
(6) Includes 83 shares of Class A Common Stock that may be acquired upon the conversion of Step-Up Convertible Preferred Stock. Mr. Jones also owns 100 depositary shares representing Gold-Denominated Preferred Stock, Series II and 300 depositary shares representing Silver-Denominated Preferred Stock.
(7) Includes 1,572 shares of Class A Common Stock held by Mr. Macken's spouse as custodian for Mr. Macken's children.
(8) Includes (a) 624,001 shares of Class B Common Stock held by a limited liability company with respect to which Mr. Moffett, as a member, shares voting and investment power and (b) 16,342 shares of Class A Common Stock and 150,625 shares of Class B Common Stock held in trust with respect to which Mr. Moffett, as co-trustee, shares voting and investment power but as to which he disclaims beneficial ownership.
(9) Includes (a) 4,905,995 shares of Class A Common Stock, 3,144,519 shares of Class B Common Stock and 54,617 shares of Class A Common Stock that may be acquired upon the conversion of Step-Up Convertible Preferred Stock held by mutual funds with respect to which Mr. Putnam shares voting and investment power but as to which he disclaims beneficial ownership and (b) 5,504 shares of Class B Common Stock held by a charitable corporation with respect to which Mr. Putnam, as a director and president, shares voting and investment power but as to which he disclaims beneficial ownership.
(10) Includes (a) 3,340 shares of Class A Common Stock that may be acquired upon the conversion of Step-Up Convertible Preferred Stock, (b) 48,269 shares of Class A Common Stock, 243,496 shares of Class B Common Stock and 3,340 shares of Class A Common Stock that may be acquired upon the conversion of Step-Up Convertible Preferred Stock held by Mr. Rankin's former spouse with respect to which Mr. Rankin, under a power of attorney, has sole voting and investment power but as to which he disclaims beneficial ownership and (c) 3,340 shares of Class A Common
     Stock that may be acquired upon the conversion of Step-Up Convertible Preferred Stock held by Mr Rankin's adult son with respect to which Mr. Rankin, under a power of attorney, shares investment power but as to which he disclaims beneficial ownership.
(11) Includes (a) 3,011 shares of Class A Common Stock and 23,926 shares of Class B Common Stock held by Mr. Wharton's spouse, (b) 160 shares of
     Class A Common Stock held in an IRA for Mr. Wharton's spouse and (c) 332 shares of Class A Common Stock and 4,757 shares of Class B Common Stock held by Mr. Wharton as custodian for his daughters.

Stock Ownership of Certain Beneficial Owners

  This table shows beneficial owners of more than 5% of the outstanding Class A Common Stock or Class B Common Stock based on filings with the SEC. Unless otherwise indicated, all information is presented as of December 31, 1998, and all shares beneficially owned are held with sole voting and investment power.

                           Number of Shares           Number of Shares
                          of Class A Common  Percent of Class B Common  Percent
  Name and Address of           Stock          of          Stock          of
         Person           Beneficially Owned  Class  Beneficially Owned  Class
  -------------------     ------------------ ------- ------------------ -------
Putnam Investments, Inc.       4,960,612(1)    7.6%             --         --
One Post Office Square
Boston, Massachusetts
02109

Rio Tinto Indonesia           23,931,100      36.6%             --         --
Limited
6 St. James' Square
London SW1Y4LD
England

Oppenheimer Capital                   --        --       5,702,986(2)     5.8%
Oppenheimer Tower
World Financial Center
New York, New York 10281

The Prudential Insurance       8,728,459(3)   13.3%             --         --
Company
 of America
751 Broad Street
Newark, New Jersey 07102

---------
(1) Based on information provided by Putnam Investments, Inc. and the Schedule 13G dated February 5, 1999 that Putnam Investments, Inc. filed with the SEC. Putnam Investments, Inc., through its affiliates, may acquire 54,617 shares of Class A Common Stock upon the conversion of Step-Up Convertible Preferred Stock. It also shares voting power with respect to 2,425 shares and shares investment power with respect to all shares shown but disclaims beneficial ownership.

(2) Based on the Schedule 13G dated February 9, 1999 filed with the SEC, Oppenheimer Capital, through its affiliates, shares voting and investment power with respect to all shares shown but disclaims beneficial ownership.

(3) Based on the Schedule 13G dated February 3, 1999 filed with the SEC, The Prudential Insurance Company of America shares voting and investment power with respect to all shares shown but disclaims beneficial ownership.

Executive Officer Compensation

  This table shows the compensation paid to the Company's chief executive officer and each of its five most highly compensated executive officers (with respect to salary and bonus only) other than the chief executive officer (collectively, the "Named Executive Officers"). The Company paid the compensation of Messrs. Macken and Van Nort through an allocation arrangement under a services agreement with a corporation in which the Company owns 45% of the equity (the "Services Company"). See "Certain Transactions." During 1998, Messrs. Moffett and Adkerson also provided services to and received compensation from MMR. Mr. Jones was elected an executive officer of the Company in November 1998.

                          Summary Compensation Table

                                                                       Long-Term
                                                                     Compensation
                                                                  -------------------
                                  Annual Compensation               Awards   Payouts
                       ------------------------------------------ ---------- --------
                                                                  Securities
       Name and                                    Other Annual   Underlying   LTIP      All Other
  Principal Position   Year   Salary     Bonus    Compensation(1)  Options   Payouts  Compensation(2)
  ------------------   ---- ---------- ---------- --------------- ---------- -------- ---------------
James R. Moffett       1998 $1,000,000 $2,750,000    $127,669(3)  1,750,000  $577,530     $78,029
 Chairman of the       1997  1,062,500  5,000,000     187,164(3)         --   446,109      84,814
 Board and Chief       1996  1,069,444  5,725,000     161,208(3)    930,000   271,283      84,975
 Executive Officer

Richard C. Adkerson    1998    650,000  1,375,000      64,358(3)    875,000   231,012      38,402
 President and Chief   1997    401,562  2,500,000      92,243(3)         --   178,444      30,850(4)
 Operating Officer     1996    397,727  2,433,000      78,726(3)    250,000    54,257      28,465(4)

Adrianto Machribie     1998    406,250    520,000     455,056(5)     65,000    23,097          --
 President Director    1997    381,250    500,000     320,211(5)     65,000    17,841          --
 PT-FI                 1996    287,497    450,000      79,413(5)      5,500        --          --

Stephen M. Jones       1998    350,000    470,000     217,024(6)     50,000    40,423     168,343(7)
 Senior Vice President
 and Chief Financial
 Officer

John A. Macken         1998    300,000    470,000       7,377        50,000    57,753      24,450(8)
 Senior Vice           1997    231,250    450,000      42,616        50,000        --      29,379(8)
 President

Steven D. Van Nort     1998    300,000    470,000          --        50,000    40,423      14,950
 Senior Vice           1997    196,692    400,000          --        10,000    26,766       9,809
 President

---------
(1) In addition to items disclosed in notes 3, 5 and 6 below, includes the Company's payment of taxes in connection with certain benefits the Company provided to the Named Executive Officers as follows:

         Name           Year Amount
         ----           ---- -------
         Mr. Moffett    1998 $32,329
                        1997  44,909
                        1996  38,806
         Mr. Adkerson   1998  17,900
                        1997  30,568
                        1996  14,822
         Mr. Machribie  1998  79,920
         Mr. Jones      1998  69,945
         Mr. Macken     1998   7,377
                        1997  42,616

  Does not include perquisites that the Company provided to each Named Executive Officer unless the aggregate amount in any year exceeded $50,000.

(2) Comprised of the Company's contributions to defined contribution plans, the Company's premium payments for universal life insurance policies and director fees as follows:

                                            Life
                                Plan      Insurance Director
         Name          Year Contributions Premiums    Fees
         ----          ---- ------------- --------- --------
         Mr. Moffett   1998    $48,183     $23,846   $6,000
                       1997     53,477      25,337    6,000
                       1996     53,473      25,502    6,000
         Mr. Adkerson  1998     31,164       7,238       --
                       1997     20,077       4,192       --
                       1996     19,886       1,877       --
         Mr. Jones     1998     17,500          --       --
         Mr. Macken    1998     14,950          --       --
                       1997     10,479          --       --
         Mr. Van Nort  1998     14,950          --       --
                       1997      9,809          --       --

(3) Includes the following perquisites that the Company provided to Mr. Moffett and Mr. Adkerson: (a) matching gifts under the matching gifts program, (b) payments for financial counseling and tax return preparation and certification services, (c) use of the Company's aircraft and (d) use of other Company facilities.

                        Matching Tax Return             Other
                          Gift   Preparation Aircraft Facilities
     Name          Year Payments    Fees      Usage     Usage     Total
     ----          ---- -------- ----------- -------- ---------- -------
     Mr. Moffett   1998 $38,370    $16,000    $   --   $40,970   $95,340
                   1997  40,000     16,150    86,105        --   142,255
                   1996  40,000     16,256    66,146        --   122,402
     Mr. Adkerson  1998  40,000      6,458        --        --    46,458
                   1997  40,000     21,675        --        --    61,675
                   1996  40,000      3,977    19,927        --    63,904

(4) Includes $6,581 and $6,702 for a scholarship that the Company provided in 1997 and 1996, respectively, for the benefit of Mr. Adkerson's child.
(5) Includes $375,136, $320,211 and $79,413 of perquisites that the Company provided to Mr. Machribie in 1998, 1997 and 1996, respectively, consisting of (a) $40,000, $53,333 and $60,000 of principal payments of non-interest bearing loans to Mr. Machribie from the Company that were forgiven in each of 1998, 1997 and 1996, (b) $12,250, $13,653 and $19,413 of imputed interest in 1998, 1997 and 1996 on these loans, (c) $317,702 and $230,948 for use of a Company owned residence in Indonesia in 1998 and 1997 and (d) $5,184 and $22,277 for other perquisites in 1998 and 1997.
(6) Includes $147,079 of perquisites that the Company provided to Mr. Jones in 1998 consisting of (a) $100,130 housing allowance while Mr. Jones was located in Indonesia, (b) $30,155 annual leave allowance and (c) $16,794 for other perquisites.
(7) Includes $150,843 of other compensation that the Company provided to Mr. Jones in 1998 while he was located in Indonesia consisting of (a) an overseas completion bonus of $72,917, (b) an overseas premium of $28,382,
    (c) cost of living adjustment of $22,668 and (d) an educational allowance of $26,876 for Mr. Jones' children.
(8) Includes $9,500 and $18,900 for scholarships that the Company provided in 1998 and in 1997, respectively, for the benefit of Mr. Macken's children.

                              ------------------

  This table shows all stock options that the Company granted to each of the Named Executive Officers in 1998. Please refer to the Corporate Personnel Committee Report on Executive Compensation for more information. In addition Messrs. Moffett, Adkerson, Macken and Van Nort received options that replaced existing SARs that the Company granted in prior years; each new option has the same vesting schedule, expiration date and other terms and conditions as the SAR that it replaced.

                             Option Grants in 1998

                      Number of    Percent of
                      Securities    Options
                      Underlying   Granted to  Exercise
                       Options    Employees in or Base  Expiration   Grant Date
Name                  Granted(1)      1998      Price      Date    Present Value
----                 ------------ ------------ -------- ---------- --------------
James R. Moffett     1,750,000(2)     47.4%    $19.0313  03/26/06  $15,120,000(4)
Richard C. Adkerson    875,000(2)     23.7%    $19.0313  03/26/06    7,560,000(4)
Adrianto Machribie      65,000(3)      1.8%    $14.6250  02/03/08      437,450(5)
Stephen M. Jones        50,000(3)      1.4%    $14.6250  02/03/08      336,500(5)
John A. Macken          50,000(3)      1.4%    $14.6250  02/03/08      336,500(5)
Steven D. Van Nort      50,000(3)      1.4%    $14.6250  02/03/08      336,500(5)

---------
(1) Each stock option has an equal number of tandem "limited rights," which may be exercisable only for a limited period in the event of a tender offer, exchange offer, a series of purchases or other acquisitions or any combination thereof resulting in a person or group of persons becoming a beneficial owner of shares representing 40% or more of the Company's total voting power. Each limited right entitles the holder to receive cash equal to the amount by which the highest price paid in such transaction exceeds the exercise price.
(2) The stock options are immediately exercisable.
(3) The stock options will become exercisable over a four-year period. The stock options will become immediately exercisable in their entirety if (a) any person or group of persons acquires beneficial ownership of shares representing 20% or more of the Company's total voting power or (b) under certain circumstances, the composition of the Board of Directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination thereof.
(4) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options that the Company granted to Messrs. Moffett and Adkerson. The grant date present value was calculated to be $8.64 per option. The following facts and assumptions were used in making this calculation: (a) an exercise price for each option of $19.0313; (b) a fair market value of $19.0313 for one share of Class B Common Stock on the grant date; (c) a dividend yield of 1.05% derived from dividing (1) $0.20, which was the value of the dividend being paid on one share of Class B Common Stock in 1998, by (2) the fair market value of one share of Class B Common Stock on the grant date; (d) a term for the stock options as set forth under the column labeled "Expiration Date"; (e) a stock volatility of 34.7%, based on an analysis of weekly closing prices of Class B Common Stock over a 135-week period; and (f) an assumed risk-free interest rate of 5.88%, this rate being equivalent to the yield on the grant date on a zero-coupon U.S. treasury note with a maturity date comparable to the expiration date of the options. These options are fully vested.
(5) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options granted to Messrs. Machribie, Jones, Macken and Van Nort. The grant date present value was calculated to be $6.73 per option. The following facts and assumptions were used in making this calculation: (a) an exercise price for each option of $14.6250; (b) a fair market value of $14.6250 for one share of Class B Common Stock on the grant date; (c) a dividend yield of 1.37% derived from dividing (1) $0.20, which was the value of the dividend being paid on one share of Class B Common Stock in 1998, by (2) the fair market value of one share of Class B Common Stock on the grant date; (d) a term for the stock options as set forth under the column labeled "Expiration Date"; (e) a stock volatility of 33.3%, based on an analysis of weekly closing prices of Class B Common Stock over a 127-week period; and (f) an assumed risk-free interest rate of 5.76%, this rate being equivalent to the yield on the grant date on a zero-coupon U.S. treasury note with a maturity date comparable to the expiration date of the options. No other discounts or restrictions related to vesting or the likelihood of vesting of the options were applied.

                               -----------------

  This table shows all outstanding Company stock options held by each of the Named Executive Officers as of December 31, 1998, none of which were in-the-money as of that date. None of the Named Executive Officers exercised stock options in 1998.

                         Options at December 31, 1998

                               Number of Securities
                              Underlying Unexercised
                                    Options at
                                 December 31, 1998
                             -------------------------
         Name                Exercisable/Unexercisable
         ----                -------------------------
         James R. Moffett        2,897,873/558,000
         Richard C.
          Adkerson               1,161,457/150,000
         Adrianto Machribie         27,424/116,500
         Stephen M. Jones           66,845/ 91,250
         John A. Macken             39,267/ 91,250
         Steven D. Van Nort        116,234/ 60,000

  This table shows all long-term incentive plan awards that the Company made in 1998 to each of the Named Executive Officers.

                   Long-Term Incentive Plans--Awards in 1998

                                           Performance   Estimated
                                            or Other      Future
                              Number of      Period    Payouts Under
                            Shares, Units     Until      Non-Stock
                                 or        Maturation   Price-Based
      Name                 Other Rights(1)  or Payout    Plans(2)
      ----                 --------------- ----------- -------------
      James R. Moffett         180,000      12/31/01     $784,800
      Richard C. Adkerson      135,000      12/31/01      588,600
      Adrianto Machribie        45,000      12/31/01      196,200
      Stephen M. Jones          40,000      12/31/01      174,400
      John A. Macken            40,000      12/31/01      174,400
      Steven D. Van Nort        40,000      12/31/01      174,400

---------
(1) Represents the number of performance units covered by the Company's performance awards granted in 1998 under the 1995 Long-Term Performance Incentive Plan (the "Long-Term Plan"). As of December 31 of each year, each Named Executive Officer's performance award account will be credited with an amount equal to the "annual earnings per share" or "net loss per share" (as defined in the Long-Term Plan) for that year multiplied by the number of performance units then credited to the performance award account. Annual earnings per share or net loss per share includes the net income or net loss of each majority-owned subsidiary of the Company that is attributable to equity interests that are not owned by the Company. The Corporate Personnel Committee may, however, in the exercise of its discretion, prior to crediting the Named Executive Officers' performance award accounts with respect to a particular year, reduce or eliminate the amount of the annual earnings per share that otherwise would be credited to any performance award account for the year. The balance in the performance award account is generally paid as soon as practicable after the end of the four-year period to which the award covers.

(2) The amounts represent the annual earnings per share for 1998, as determined by the Corporate Personnel Committee, applied over a four-year period.

                               -----------------

  Retirement Benefit Programs. Under the Company's retirement benefit program and that of the Services Company, each participant, including each of the Named Executive Officers other than Mr. Machribie, who participates in PT-FI's retirement plan described below, is entitled to benefits based upon the sum of his starting account balance, annual benefit credits and annual interest credits allocated to his "account." The starting account balance is equal to the value of the participant's accrued benefit as of June 30, 1996, under the prior plan. The annual benefit credit consists of two parts: (1) 4% of the participant's earnings for the year in excess of the social security wage base for the year; and (2) a percentage of the participant's total earnings for the year. The percentage of total earnings is determined as follows:

  . 15%, if as of January 1, 1997, the participant's age plus service totaled
    65 or more, he was at least 50 years old and had at least 10 years of service;

  . 10%, if as of January 1, 1997, the participant's age plus service totaled
    55 or more, he had at least 10 years of service, and he did not meet the requirements for a 15% allocation;

  . 7%, if as of January 1, 1997, the participant's age plus service totaled
    45 or more, he had at least 5 years of service, and he did not meet the requirements for a greater allocation;

  . 4%, if the participant did not meet the requirements for a greater allocation.

  The annual interest credit is equal to the account balance at the end of the prior year multiplied by the annual yield on 10-year U.S. Treasury securities on the last day of the preceding year. The interest credit was 5.75% for 1998. Interest credits stop at the end of the year in which the participant reaches age 60. Upon retirement, a participant's account balance is payable either in a lump sum or an annuity, as selected by the participant. A participant's "earnings" are comprised of annual base salary (see "Salary" in the Summary Compensation Table above), plus a percentage of certain bonuses (See "Bonus" in the Summary Compensation Table above), which percentage is the lesser of 50% or the percentage of the bonus not deferred. Years of service include not only years with the Company or the Services Company but also any years with the Company's predecessors.

  Benefits payable to a participant under the Company's and the Services Company's retirement benefit programs are no longer determined primarily by the individual's final average compensation and years of service. However, if a participant's age plus service equaled 65 or more as of January 1, 1997, and as of that date the participant had both attained age 50 and had at least 10 years of service, the participant is "grandfathered" into a benefit of no less than the benefit under the former retirement benefit formula based on years of service and final average earnings.

  The following is the estimated annual retirement benefit, payable as an annuity for life, of each of the Named Executive Officers, other than Mr. Machribie, assuming retirement at age 60, and allowing for reasonable annual increases in earnings until retirement: Mr. Moffett, $207,861; Mr. Adkerson, $191,239; Mr. Jones, $133,678; Mr. Macken, $149,947; and Mr. Van Nort,
$34,908.

  Under PT-FI's retirement plan, each participant, including Mr. Machribie, is entitled to benefits based upon the participant's years of service and monthly base salary at the time of retirement. All benefits under the retirement plan are payable in rupiah, Indonesia's currency. A participant's retirement benefit is calculated by multiplying 1.5 by the participant's years of service by the participant's monthly base salary at the time of retirement. Mr. Machribie's estimated annual retirement benefit, payable as an annuity for life, assuming retirement at age 60, and allowing for reasonable annual increases in earnings until retirement is $47,796 (payable in rupiah, translated at an exchange rate of 8,724 rupiah per US $1.00).

Corporate Personnel Committee Report on Executive Compensation

  The Corporate Personnel Committee, which is composed of five independent directors, determines the compensation of the Company's executive officers and administers the Company's annual incentive, long-term incentive and stock option plans. The Committee's executive compensation philosophy is to:

  . emphasize performance-based compensation that balances rewards for short- and long-term results;

  . tie compensation to the interests of stockholders; and

  . provide a competitive level of total compensation that will attract and retain talented executives.

  A primary goal of the Committee is to position the Company to attract and retain the highest level of executive talent. To accomplish this goal, the Committee targets the Company's executive compensation levels in the top quartile of comparable companies. These comparable companies include the North American mining companies included in the Dow Jones Other Non-Ferrous Metals Index and the Dow Jones Precious Metals Index as well as other companies whose operational, corporate financing and other activities are considered comparable to those activities in which the Company engaged in recent years under the management of its executive officers. The Committee did not conduct an in-depth analysis of the compensation practices of comparable companies in 1998, but has engaged an independent executive compensation consultant to conduct this analysis in the past.

 Overview of 1998 Compensation

  Executive officer compensation for 1998 included base salaries, annual incentive awards, long-term incentive awards and stock options. During 1998, the Company substantially revised its compensation arrangements with James R. Moffett, Chairman and Chief Executive Officer, and Richard C. Adkerson, President and Chief Operating Officer. As part of the Company's program to conserve cash, Messrs. Moffett and Adkerson agreed to cap their annual cash incentive awards for the next five years at $2.75 million for Mr. Moffett and $1.375 million for Mr. Adkerson; in comparison, in 1997 Mr. Moffett received $5.0 million and Mr. Adkerson $2.5 million. In return, the Company granted to Mr. Moffett immediately exercisable options to purchase 1.75 million shares of Class B Common Stock and granted to Mr. Adkerson immediately exercisable options to purchase 875,000 shares of Class B Common Stock, which options have an eight-year term. The substitution of cash compensation with stock options is expected to further align the interests of these officers with the interests of stockholders.

 Base Salaries

  Base salaries of the executive officers were established at appropriate levels after consideration of each executive officer's responsibilities and market salaries for similarly situated executive officers in comparable organizations. The Company did not increase base salaries of any executive officers in 1998, although certain executive officers received salary increases in late 1997 in recognition of the assumption of new positions and responsibilities.

 Annual Incentive Awards

  The Company provides annual cash incentives to executive officers through its annual incentive plan and performance incentive awards program. Awards paid under these plans in 1998 were based on a return on investment threshold, the level of cash flow from operations, and operational and strategic accomplishments during 1998, including accomplishments in the areas of exploration, production, management and strategic planning.

  Annual Incentive Plan. The annual incentive plan is designed to provide performance-based awards to those executive officers whose performance can have a major impact on the Company's profitability and future growth. The chief executive officer and eight other executive officers participated in the annual incentive plan for 1998. At the beginning of 1998 each participant was assigned a percentage share of the aggregate award pool for 1998 based on that person's position and level of responsibility. Under the terms of the annual incentive plan, no awards will be made for any year if the five-year average return on investment (generally, consolidated net income divided by consolidated stockholders' equity and long-term debt, including the minority interests' share of subsidiaries' income and stockholders' equity) is less than 6%. During the five-year period ending in 1998, the average return on investment was 12%. When determining the aggregate awards granted under the annual incentive plan for 1998, the Committee considered as a guideline 2.5% of net cash flow from operations in 1998, which amount is the maximum that may be awarded under the annual incentive plan to executive officers whose compensation is subject to the limitation on deductible compensation imposed by Section 162(m) of the Internal Revenue Code ("Section 162(m)").

  After reviewing the performance factors and accomplishments described above, the Committee concluded that Company performance had exceeded expectations and approved an incentive pool of approximately 1.5% of net operating cash flow. As explained above, the individual cash awards paid to Messrs. Moffett and Adkerson under the annual incentive plan were capped. Without the caps, Mr. Moffett's award would have been $5.287 million and Mr. Adkerson's award would have been $2.643 million and the aggregate awards would have been approximately 2.28% of net operating cash flow.

  Performance Incentive Awards Program. The Company's performance incentive awards program is designed to provide performance-based annual cash awards to certain other executive officers and middle managers who do not participate in the annual incentive plan. In 1998, each participant in the performance incentive awards program was assigned a target award based upon level of responsibility. After a review of the performance measures and accomplishments described above, the Committee established an award pool for 1998 that totaled 1.15% of net operating cash flow. Individual performance is also considered in determining actual awards paid under the performance incentive awards program.

 Stock Option and Long-Term Incentives

  Stock option and long-term incentive award guidelines are intended to provide a significant potential value to reinforce the importance of stockholder value creation. As described above, in 1998, stock option grants were made to Messrs. Moffett and Adkerson in exchange for the imposition of the bonus caps. The options granted to Messrs. Moffett and Adkerson had Black-Scholes values based on an estimate of the cash compensation that these options would replace over the five-year cap period. The other executive officers also received stock options in 1998. These stock option grants were based on guidelines that relate to the position of each participating executive officer. The exercise price of a stock option is equal to the fair market value of a share of Class B Common Stock on the grant date.

  The Committee also compensates executive officers with annual grants of performance units. Performance units are designed to link a portion of executive compensation to cumulative earnings per share, because the Company believes that sustained profit performance will help support increases in stockholder value. Each outstanding performance unit is annually credited with an amount equal to the annual earnings per share, as defined in the plan, for a four-year period. These credits are paid in cash after the end of the four-year period.

 Section 162(m)

  Section 162(m) limits to $1 million a public company's annual tax deduction for compensation paid to each of its most highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The Committee's policy is to structure compensation awards that will be deductible without limitation where doing so will further the purposes of the Company's executive compensation programs. The Committee also considers it important to retain flexibility to design compensation programs that recognize a full range of criteria important to the Company's success even where compensation payable under the programs may not be fully deductible.

  The Committee believes that the stock options, annual incentive awards and performance units qualify for the exclusion from the deduction limitation under Section 162(m). With the exception of a portion of the compensation paid to the chief executive officer, the Committee anticipates that the remaining components of individual executive compensation that do not qualify for an exclusion from Section 162(m) should not exceed $1 million in any given year and therefore will qualify for deductibility.

              Robert W. Bruce III, Chairman    George Putnam
              William B. Harrison, Jr.         J. Taylor Wharton
              Gabrielle K. McDonald

Compensation Committee Interlocks and Insider Participation

  The current members of the Company's Corporate Personnel Committee are Ms. McDonald and Messrs. Bruce, Harrison, Putnam and Wharton. In 1998, no Company executive officer served as a director or member of the compensation committee of another entity, where an executive officer of the entity served as a Company director or on the Company's Corporate Personnel Committee.

Performance Graph

  The following graph compares the change in the cumulative total stockholder return on Class A Common Stock from 1994 to July 1995 at which time the Class B Common Stock was publicly distributed and began trading on the New York Stock Exchange, and on Class B Common Stock from July 1995 through December 1998, with the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Dow Jones Other Non-Ferrous Metals Group Index from 1994 through 1998. This comparison assumes $100 invested on December 31, 1993 in (a) Freeport-McMoRan Copper & Gold Inc. Class A Common Stock which was exchanged for Class B Common Stock in July 1995, (b) S&P 500 Stock Index and (c) Dow Jones Other Non-Ferrous Metals Group Index.

                    Comparison of Cumulative Total Return*
                     Freeport-McMoRan Copper & Gold Inc.,
                      S & P 500 Stock Index and Dow Jones
                     Other Non-Ferrous Metals Group Index


[Graph appears here]

                                 1993    1994    1995    1996    1997    1998
Freeport-McMoRan Copper & Gold
 Inc........................... $100.00 $ 87.15 $118.84 $129.99 $ 70.79 $ 47.55
S&P 500 Stock Index............ $100.00 $101.32 $139.40 $171.40 $228.59 $293.91
Dow Jones Other Non-Ferrous
 Metals Group Index............ $100.00 $120.79 $127.00 $127.87 $110.85 $ 87.21

* Total Return Assumes Reinvestment of Dividends

Certain Transactions

  The Company and MMR each own 45% of the Services Company; another public entity owns the remaining 10% of the Services Company. The Services Company's two directors are also executive officers of the Company and directors and executive officers of MMR. The Company and the Services Company are parties to a services agreement under which the Services Company provides the Company with executive, technical, administrative, accounting, financial, tax and other services. The Services Company also provides these services to MMR and another public entity. The Company pays an allocable portion of expenses from consulting arrangements that the Services Company has entered into, some of which are described below.

  B. M. Rankin, Jr. and the Services Company are parties to an agreement, renewable in December 2000, under which Mr. Rankin renders services to the Company and its affiliates relating to finance, accounting and business development. The Services Company provides Mr. Rankin compensation, medical coverage and reimbursement of taxes in connection with those medical benefits. In 1998, the Services Company paid Mr. Rankin $206,000 ($56,000 of which was allocated to the Company) pursuant to this agreement. Mr. Rankin also received reimbursement of $88,959 for a portion of his office rent and the service of an executive secretary employed by the Services Company.

  Henry A. Kissinger is Chairman of the Board and Chief Executive Officer and the sole stockholder of Kissinger Associates, Inc. ("Kissinger Associates"). Kissinger Associates and the Services Company are parties to agreements (the "Kissinger Consulting Agreements") under which Kissinger Associates provides to the Company and its affiliates advice and consultation on specified world political, economic, strategic and social developments affecting the Company's affairs. Under these agreements, Kissinger Associates receives an annual fee of $200,000, additional consulting fees based on the services rendered and reimbursement of reasonable out-of-pocket expenses incurred in connection with providing services. In 1998, the Services Company paid Kissinger Associates $200,000, excluding reasonable out-of-pocket expenses, for all services under the Kissinger Consulting Agreements. The entire amount was allocated to the Company.

  J. Bennett Johnston and the Services Company are parties to an agreement, renewable annually, under which Mr. Johnston provides consulting services to the Company and its affiliates relating to international relations and commercial matters. Under this agreement, Mr. Johnston receives an annual consulting fee of $150,000 and reimbursement of reasonable out-of-pocket expenses incurred in connection with providing services. In 1998, the Services Company paid Mr. Johnston $150,000, excluding reasonable out-of-pocket expenses, pursuant to this agreement. The entire amount was allocated to the Company. The annual consulting fee includes Mr. Johnston's annual fee for serving on the Company's Board.

  Rene L. Latiolais and the Services Company are parties to an agreement, renewable annually, under which Mr. Latiolais provides consulting services relating to the businesses, operations, and prospects of the Company and its affiliates. During 1999, Mr. Latiolais will receive an annual fee of

$330,000 and reimbursement of reasonable out-of-pocket expenses incurred in connection with rendering consulting services. Pursuant to this agreement, Mr. Latiolais receives no annual fee for serving on the Board, no Board attendance fees and no stock options under the 1995 Director Plan. In 1998, the Services Company paid Mr. Latiolais $230,000, excluding reasonable out-of-pocket expenses, pursuant to this agreement. Of this amount, $57,500 was allocated to the Company.

  George A. Mealey and the Company were parties to an agreement that terminated on March 1, 1999 under which Mr. Mealey provided consulting services related to the Company's businesses, operations and prospects. Under this agreement, Mr. Mealey received an annual fee of $630,000 and reimbursement of reasonable out-of-pocket expenses incurred in connection with rendering consulting services. In 1998, the Company paid Mr. Mealey $630,000, excluding reasonable out-of-pocket expenses, pursuant to this agreement. During the term of this agreement, Mr. Mealey received no annual fee for serving on the Board, no Board attendance fees and no stock options under the 1995 Director Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, controller and beneficial owners of more than 10% of the Common Stock to file certain beneficial ownership reports with the SEC. In 1998 Mr. Johnston filed late a Form 4 reporting one purchase. Mr. Rankin did not file a Form 4 in 1995 or a Form 5 for 1995 or any subsequent year to report one purchase by his spouse, nor did he file four Forms 4 in 1998 or a Form 5 for 1998 reporting four sales by his spouse. Mr. Rankin reported all five transactions on an amended Form 4 in 1999. Mr. Wohleber did not file a Form 3 in 1997 reporting one holding, a Form 4 in 1997 reporting three sales or a Form 5 for 1997 reporting this holding or sales. Mr. Wohleber reported the holding and the three sales on a Form 4 in 1998.

Ratification of the Appointment of Auditors

  The Board of Directors seeks stockholder ratification of the Board's appointment of Arthur Andersen LLP to act as the independent auditors of the Company's financial statements and its subsidiaries for the year 1999. The Board has not determined what, if any, action would be taken should the appointment of Arthur Andersen LLP not be ratified. One or more representatives of Arthur Andersen LLP will be available at the Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

Approval of the 1999 Stock Incentive Plan

  The Board of Directors unanimously proposes that the stockholders approve the 1999 Stock Incentive Plan (the "Stock Plan"), which is summarized below. The summary is qualified in its entirety by reference to the text of the Stock Plan, which is attached to this proxy statement as Exhibit A.

Reasons for the Proposal

  The Board of Directors believes that the growth of the Company depends significantly on the efforts of its officers, key employees and other service providers and that these individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. The Company's 1995 Stock Option Plan is currently in effect and stock options and other equity-based awards may continue to be granted under that plan with respect to an additional 10,923 shares of Class B Common Stock. No awards may be made under the 1995 Stock Option Plan after March 9, 2000. In order that the Company may continue to motivate and reward its key personnel with stock-based awards at an appropriate level, the Board of Directors believes that it is important to establish a new equity-based plan at this time.

Summary of the Stock Plan

 Administration

  Awards under the Stock Plan are made by the Corporate Personnel Committee of the Board of Directors (the "Committee"), which currently consists of five members of the Board, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code (the "Code"). The Committee has full power and authority to designate participants, set the terms of awards and make any determinations necessary or desirable for the administration of the plan.

 Eligible Participants

  The following persons are eligible to participate in the Stock Plan: officers (including non-employee officers and officers who are also directors) and key employees of the Company and its existing or future subsidiaries; officers and employees of any entity with which the Company or a subsidiary has contracted to receive executive, management or legal services and who provide services to the Company or a subsidiary under such arrangement; consultants and advisers who provide services to the Company or a subsidiary; and any person who has agreed in writing to become an eligible participant within 30 days. A subsidiary of the Company is defined to include an entity in which the Company has a direct or indirect economic interest that is designated as a subsidiary by the Committee. The Committee may delegate to one or more officers of the Company the power to make awards to eligible persons who are not executive officers or directors of the Company, subject to limitations to be established by the Committee. It is anticipated that the Committee's determinations of which eligible individuals will be granted awards and the terms of those awards will be based on each individual's present and potential contributions to the success of the Company and its subsidiaries. While all employees, consultants and executive, management and legal service providers will be eligible for awards under the Stock Plan, it is anticipated that in 2000 awards will be granted to approximately 175 persons, consisting of 25 officers and 150 employees.

 Number of Shares

  The maximum number of shares of Common Stock with respect to which awards payable in shares may be granted under the Stock Plan is 8,000,000, of which 3,200,000 may be shares of Class A Common Stock and 4,800,000 may be shares of Class B Common Stock. Awards that may be paid only in cash are not counted against the 8,000,000 share limit. However, grants of stock appreciation rights, limited rights and other stock-based awards not granted in tandem with options and payable only in cash may also relate to no more than an additional 8,000,000 shares. No individual may receive in any calendar year awards under the Stock Plan, whether payable in cash or shares, that relate to more than 2,500,000 shares of Common Stock.

  Shares subject to awards that are forfeited or canceled will again be available for awards, as will shares issued as restricted stock or other stock-based awards that are forfeited or reacquired by the Company by their terms. In addition, to the extent that shares are delivered to pay the exercise price of options under the Stock Plan, the number of shares delivered will again be available for the grant of awards under the Stock Plan, other than the grant of incentive stock options, under Section 422 of the Code. Under no circumstances may the number of shares issued pursuant to incentive stock options exceed 8,000,000 shares. The number of shares with respect to which awards of restricted stock and other stock-based awards for which a per share purchase price of less than 100% of fair market value is paid may not exceed 2,500,000 shares. The shares to be delivered under the Stock Plan will be made available from the authorized but unissued shares of Common Stock, from treasury shares or from shares acquired by the Company on the open market or otherwise. Subject to the terms of the Stock Plan, shares of Common Stock may also be used as the form of payment of compensation under other plans or arrangements of the Company or a subsidiary or assumed in a business combination.

  On March 15, 1999, the closing price on the New York Stock Exchange of a share of Class A Common Stock was $9.25 and a share of Class B Common Stock was $9.25.

 Types of Awards

  Stock options, stock appreciation rights, limited rights, restricted stock and other stock-based awards may be granted under the Stock Plan in the discretion of the Committee. Options granted under the Stock Plan may be either non-qualified or incentive stock options. Only employees of the Company or its subsidiaries will be eligible to receive incentive stock options. Stock appreciation rights and limited rights may be granted in conjunction with or unrelated to other awards and, if in conjunction with an outstanding option or other award, may be granted at the time of the awards or thereafter. The exercise price of the options, stock appreciation rights and limited rights will be at a price not less than 100% of the fair market value of the underlying Common Stock at the time of grant (or at the time of grant of the related award in the case of a stock appreciation right or limited right granted in conjunction with an outstanding award), except that this limitation on the

Committee's discretion does not apply in the case of awards granted in substitution for outstanding awards previously granted by an acquired company or a company with which the Company combines. The Committee has broad discretion to establish the terms and conditions upon which options, stock appreciation rights and limited rights are exercisable, but under no circumstances will an option, a stock appreciation right or a limited right have a term exceeding 10 years. The Stock Plan prohibits the repricing of stock options without stockholder approval.

  The option exercise price may be satisfied in cash or, in the discretion of the Committee, by applying amounts payable by the Company or by exchanging Common Stock owned by the optionee.

  Upon the exercise of a stock appreciation right with respect to Common Stock, a participant would be entitled to receive, for each share subject to the right, the excess of the fair market value of the share on the date of exercise over the exercise price of such right. The Committee has the authority to determine whether to pay the value of a stock appreciation right in cash or Common Stock or a combination thereof.

  Limited rights generally are exercisable only during a period beginning not earlier than one day and ending not later than ninety days after the expiration date of any tender offer, exchange offer or similar transaction that results in any person or group becoming the beneficial owner of more than 40% of all classes and series of the Company's stock outstanding, taken as a whole that have voting rights with respect to the election of directors of the Company (not including preferred shares that may be issued in the future and have the right to elect directors only if the Company fails to pay dividends). Upon the exercise of a limited right granted under the Stock Plan, a participant would be entitled to receive, for each share of Common Stock subject to the right, the excess, if any, of the highest price paid in or in connection with the transaction over the grant price of the limited right.

  Shares of Common Stock may be granted by the Committee to a participant and made subject to restrictions regarding the sale, pledge or other transfer by the employee for a specified period (the "Restricted Period"). Shares of restricted stock will be subject to restrictions that the Committee may designate, including, among other things, that the shares are required to be forfeited or resold to the Company in the event of termination of employment or in the event specified performance goals or targets are not met. A Restricted Period of at least three years is generally required, except that if the vesting of shares of restricted stock is subject to the attainment of performance goals, the Restricted Period may be as short as one year. Subject to the restrictions designated by the Committee, a participant receiving restricted stock shall have all of the rights of a stockholder as to restricted shares of the particular class of Common Stock granted, including dividend and voting rights.

  The Stock Plan also authorizes the Committee to grant participants awards of Common Stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, the Class A or Class B Common Stock ("Other Stock-Based

Awards"). The Committee has discretion to determine the participants to whom Other Stock-Based Awards are to be made, the times at which the awards are to be made, the size of the awards, the form of payment, and all other conditions of the awards, including any restrictions, deferral periods or performance requirements. The terms of the Other Stock-Based Awards will be subject to the rules and regulations that the Committee determines. An Other Stock-Based Award, including an outright grant of shares, may be made in lieu of the payment of cash compensation otherwise due to a participant.

  Any award under the Stock Plan may provide that the participant has the right to receive currently or on a deferred basis dividends or dividend equivalents, all as the Committee determines.

 Performance-Based Compensation under Section 162(m)

  For restricted stock and Other Stock-Based Awards that are intended to qualify as performance-based compensation under Section 162(m), the Committee will establish specific performance goals for each performance period not later than 90 days after the beginning of the performance period. The Committee will also establish a schedule, setting forth the portion of the award that will be earned or forfeited based on the degree of achievement, or lack thereof, of the performance goals at the end of the performance period by the Company, an operating division or a subsidiary. The Committee will use some or any combination of the following performance measures: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, return on equity, return on investment, cash provided by operating activities, increase in cash flow or increase in production of the Company, an operating division or a subsidiary. For any performance period, the performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals, or relative to levels attained in prior years.

  The Committee may provide that all or a portion of the restricted stock and Other Stock-Based Awards will automatically vest in the event of a change of control of the Company or the retirement, death or disability of a participant during the performance period. Section 162 requires that the Committee certify in writing that the performance goals and all applicable conditions have been met prior to the payment of any Other Stock-Based Award or the release of restrictions on performance-based restricted stock.

  The Committee retains authority to change the performance goal objectives with respect to future grants to any of those provided in the Stock Plan. As a result, the regulations under Section 162(m) require that the material terms of the performance goals be reapproved by the stockholders five years after initial stockholder approval.

 Adjustments

  If the Committee determines that any stock split, stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares at a price below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits intended under the Stock Plan, then the Committee has discretion to (1) make equitable adjustments in (a) the number and kind of shares that may be the subject of future awards under the Stock Plan and (b) the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices thereof and (2) if appropriate, provide for the payment of cash to a participant.

 Amendment or Termination

  The Stock Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without stockholder approval if necessary to comply with any tax or regulatory requirement, including any approval that is necessary to qualify awards as "performance-based" compensation under Section 162(m) of the Code, if deemed advisable by the Committee.

Federal Income Tax Consequences of Stock Options

  The grant of non-qualified or incentive stock options will not generally result in tax consequences to the Company or the optionee. When an optionee exercises a non-qualified option, the difference between the exercise price and any higher fair market value of the Common Stock on the date of exercise will be ordinary income to the optionee (subject to withholding) and, subject to Section 162(m), will generally be allowed as a deduction at that time for federal income tax purposes to the employer.

  Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of a non-qualified option will generally be capital gain or loss to the optionee, long-term or short-term depending on the holding period, and will not result in any additional federal income tax consequences to the employer. The optionee's basis in the Common Stock for determining gain or loss on the disposition will be the fair market value of the Common Stock determined generally at the time of exercise.

  When an optionee exercises an incentive stock option while employed by the Company or a subsidiary or within three months (one year for disability) after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the Common Stock acquired upon exercise over the option price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the Common Stock acquired upon exercise of the incentive stock option is not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sale proceeds over the aggregate option exercise price of such Common Stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to the gain. Generally, if the Common Stock is disposed of prior to the expiration of such periods (a "Disqualifying Disposition"), the excess of the fair market value of the Common Stock at the time of exercise over the aggregate option exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ordinary income will be capital in nature, long-term or short-term depending on the holding period. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the federal income tax consequences are the same as described above for non-qualified stock options.

  If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to the shares received in replacement therefor. If the option is a non-qualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

  The Company believes that taxable compensation arising in connection with stock options granted under the Stock Plan should be fully deductible to the employer for purposes of Section 162(m). Section 162(m) of the Code may limit the deductibility of an executive's compensation in excess of $1,000,000 per year.

  The acceleration of the exercisability of stock options upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained therein. Excess parachute payments will be nondeductible to the employer and subject the recipient of the payments to a 20% excise tax.

  If permitted by the Committee, at any time that a participant is required to pay to the Company the amount required to be withheld under applicable tax laws in connection with the exercise of a stock option or the issuance of Common Stock under the Stock Plan, the participant may elect to have the Company withhold from the shares that the participant would otherwise receive shares of Common Stock having a value equal to the amount to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.

  The foregoing discussion summarizes the federal income tax consequences of the stock options that may be granted under the Stock Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences of the stock options.

Awards to be Granted

  The grant of awards under the Stock Plan is entirely in the discretion of the Committee. The Committee has not yet made a determination regarding the awards to be granted under the Stock Plan, if the stockholders approve the Stock Plan.

Vote Required for Approval of the Stock Plan

  This proposal requires the approval of the holders of a majority of the shares of Class A Common Stock and Class B Common Stock, voting as a single class, present in person or by proxy at the Meeting.

  The Board of Directors unanimously recommends a vote for approval of the Stock Plan.

Approval of the 1999 Long-Term Performance Incentive Plan

  The Board of Directors unanimously proposes that the stockholders approve the Freeport-McMoRan Copper & Gold Inc. 1999 Long-Term Performance Incentive Plan (the "Long-Term Plan"). The Long-Term Plan is summarized below. The summary is qualified in its entirety by reference to the complete text of the Long-Term Plan, which is attached to this proxy statement as Exhibit B.

Reason for the Proposal

  The Long-Term Plan is designed to replace and succeed the Company's 1995 Long-Term Performance Incentive Plan, under which no awards may be granted after December 31, 1999. The purpose of the Long-Term Plan is to provide incentive awards based on long-term performance of executives of the Company and other service providers whose performance in fulfilling their responsibilities can have a major impact on the Company's profitability and future growth.

Summary of the Long-Term Plan

 Eligible Participants

  The following persons are eligible to be granted performance awards under the Long-Term Plan: officers (including non-employee officers) and employees of the Company or any of its subsidiaries (including officers or employees who are also directors); officers and employees of any entity with which the Company or a subsidiary has contracted to receive executive, management or legal services and who provide services to the Company or a subsidiary under such arrangement; consultants and advisers who provide services to the Company or a subsidiary and any person who has agreed in writing to become an eligible participant within 30 days. A subsidiary of the Company is defined to include an entity in which the Company has a direct or indirect economic interest that is designated as a subsidiary by the Committee.

  Although all employees, officers and non-employee service providers are eligible to receive performance awards, the Company anticipates that in 2000 about twenty-five officers and ten employees will be considered for participation and that approximately twenty of those officers and five of those employees will participate. For 1999, twenty-one officers and six employees were designated as participants in the 1995 Long-Term Performance Incentive Plan.

 Administration

  Performance awards will be granted by the Committee, which will consist of not fewer than two members of the Board of Directors, each of whom is expected to qualify as an "outside director" for purposes of meeting the deductibility requirements for performance-based compensation under Section 162(m) of the Code. The Committee will determine the eligible persons that will be granted performance awards under the Long-Term Plan and the number of performance units covered by the performance awards.

 Terms of Awards

  A performance award consists of a number of performance units, credited to a performance award account for each participant. A participant whose compensation is subject to Section 162(m) of the Code may not receive a performance award in any year in excess of 250,000 units. Each performance award account is credited, as of December 31 of each year, with an amount equal to the annual earnings per share or net loss per share, as defined in the Long-Term Plan, of the Common Stock for each performance unit then credited to the account. With respect to any performance award account, the balance in the account is paid to the participant in cash as soon as practicable after December 31 of the third year following the date of grant, unless the participant ceases to provide services to the Company or a subsidiary during the interim.

  If, prior to the end of the applicable performance period, a participant's employment terminates or the participant otherwise ceases to render services to the Company or a subsidiary for any reason other than death, disability or retirement (and other than within two years of a change in control of the Company), the balances in such participant's performance award accounts are forfeited. If the termination or cessation is as a result of an event other than a discharge for cause, the Committee has the discretion to determine that, as a result of special mitigating circumstances, no forfeiture will occur. The Committee also has discretion as to whether a performance award is forfeited if a participant who was an employee or officer of the Company or a subsidiary ceases to serve as such, but continues to provide services to the Company or a subsidiary. If the termination of employment or cessation of services is caused by death, disability or retirement, or occurs within two years following a change in control, performance award account balances will be paid to the participant as soon as practicable after December 31 of the year in which the termination or cessation occurs. In addition, the Committee may pay a supplemental amount to a former participant, other than a participant whose compensation is at the time of payment subject to Section 162(m), determined as if the term of a performance period applicable to any portion of a performance award of the former participant had been extended for up to an additional three years after the date of termination of the participant's employment or after the date the participant ceased to provide services to the Company and its subsidiaries.

  Under the Long-Term Plan, the Committee may suspend the making of any or all credits that would otherwise have been made to performance award accounts belonging to all or certain participants. The Committee may determine that account balances of participants whose compensation is subject to Section 162(m) will bear interest during any suspension period.

  A participant may elect to defer for up to ten years the payment of all or a portion of any amount to which he has become entitled. Unpaid deferred amounts will accrue interest at The Chase Manhattan Bank, N.A. prime commercial lending rate or the prime commercial lending rate of another major national bank headquartered in New York and designated by the Committee.

  Annual earnings per share is defined in the Long-Term Plan as the result obtained by dividing net income (or net loss) of the Company and its consolidated subsidiaries for a year as well as the minority interests' share in the net income or net loss of the Company's consolidated subsidiaries for a year by the average number of issued and outstanding shares of Common Stock during the year. The Committee may adjust net income, annual earnings per share or net loss per share to reflect special factors (including material acquisitions or dispositions of property or other unusual items) which, in the Committee's judgment, should or should not be taken into account in the equitable administration of the Long-Term Plan. No adjustment may be made, however, that would increase the amount paid to an officer who is subject to
Section 162(m).

 Number of Performance Units

  The number of performance units outstanding at any time under the Long-Term Plan may not exceed 4,000,000, subject to adjustment as described below. Performance units that have been forfeited, or in respect of which payment has been made or deferred are no longer considered outstanding under the Long-Term Plan and may be re-granted.

 Amendment and Termination

  The Long-Term Plan may be terminated at any time, in whole or in part, and may be amended from time to time by the Board or, upon delegation, by the Committee. No amendment or termination is permitted, however, that would affect adversely the amounts credited to the performance award account of a participant with respect to performance awards previously made to the participant. Certain amendments to the Long-Term Plan will require stockholder approval in order for awards under the Long-Term Plan to continue to qualify as performance-based compensation under Section 162(m).

Awards to be Granted

  The grant of performance awards under the Long-Term Plan is in the discretion of the Committee. The Committee has not made a determination as to the awards to be granted in the year 2000 and thereafter under the Long-Term Plan, if it is approved by the stockholders.

Vote Required for Approval of the Long-Term Plan

  This proposal requires the approval of the holders of a majority of the shares of Class A Common Stock and Class B Common Stock, voting as a single class, present in person or by proxy at the meeting.

  The Board of Directors unanimously recommends a vote for approval of the Long-Term Plan.

Stockholder Proposal

  Mr. Harold J. Mathis, Jr., P.O. Box 1209, Richmond, Texas 77406, owner of 430 shares of Class A Common Stock and 24,852 shares of Class B Common Stock, in his capacity as President of, and representing, Central Gulf Marine Inc., owner of 3,488 shares of Class B Common Stock, and Mr. Alan G. Hevesi, Comptroller of the City of New York, 1 Centre Street, New York, New York 10007-2341, on behalf of the New York City Employees' Retirement System, owner of 308,400 shares of Class B Common Stock, have proposed the adoption of the following resolution and have furnished the following statement in support of the proposal:

    RESOLVED: That the stockholders of Freeport-McMoRan Copper & Gold Inc., assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the needed steps to provide that, at future elections of directors, new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors their subsequent election shall also be on an annual basis.

                                    REASONS

  Strong support along the lines we suggest was shown on our first attempt at the last annual meeting when 28.12%, 38,844,648 shares approved this proposal.

  It is our belief that classification of the Board of Directors is not in the best interest of Freeport-McMoRan Copper & Gold Inc. and its shareholders. We believe that it makes a Board less accountable to shareholders when directors do not stand for annual election.

  The following news reports are pertinent to director accountability:

  "The Best Boards" -- Business Week cited a number of factors, including the annual election of directors.

    Business Week, December 8, 1997

  "The Forbes/500s
  Biggest winners and losers
  Freeport Copper -- 54%"

    Forbes, April 20, 1998

  "Union lists directors it doesn't like" -- one union lists an individual serving on the Company's board, although the Company is not referenced.

    Pensions & Investments, April 20, 1998

  Corporations currently electing their directors annually include Compaq Computer, Bank of America, AT&T, American Express, General Electric, Johnson and Johnson, Halliburton, Schlumberger, Hewlett Packard, Exxon, IBM, General Motors, URS, Chevron, Chase Manhattan Corporation, Hollinger International, Revlon, and Dillard Department Store. Several of our Freeport directors serve on one or more of these boards.

  Your support is needed to allow shareholders the opportunity to register their vote on the performance of all directors annually. Your favorable vote will help build on the 28.12% approval rate established last year.

  PLEASE MARK YOUR PROXY IN FAVOR OF THIS PROPOSAL.

Board of Directors' Statement in Opposition to the Stockholder Proposal

  At last year's annual meeting, our stockholders rejected an identical proposal with 70.49% of the shares cast voting against it. The Board continues to believe that this proposal is not in the best interests of the Company or our stockholders.

  The Company has a "classified" board of directors, whose members are divided into three classes serving staggered three-year terms, with one class being elected each year. The Company is confident that a classified board is advantageous to the Company and our stockholders. In fact, 62% of the corporations included in the S&P 500 index currently have classified boards.

  The Company believes that each member of its Board brings valuable knowledge and experience to the Company. We also believe that the classified board structure assures continuity and stability of the Company's management and policies, because a majority of the directors at any given time will have prior experience as directors of the Company and will be familiar with the Company's business strategies and operations. The Company believes that directors elected for staggered terms are just as accountable to stockholders as they would be if elected annually. In addition, the Company believes that there is little evidence to indicate that electing directors to either annual or staggered terms directly influences stock performance.

  The Company also believes that a classified board reduces the vulnerability of the Company to certain potentially abusive takeover tactics and encourages potential acquirors to negotiate with the board. The classified board does not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, positions the incumbent board to act to maximize the value of a potential acquisition to all stockholders.

  Last year, 70.49% of the shares cast voted against an identical proposal and your Board of Directors unanimously recommends a vote AGAINST the adoption of the proposal again this year.

                                                                      EXHIBIT A

                      FREEPORT-McMoRan COPPER & GOLD INC.
                           1999 STOCK INCENTIVE PLAN

                                   Section 1

  Purpose. The purpose of the Freeport-McMoRan Copper & Gold Inc. 1999 Stock Incentive Plan (the "Plan") is to motivate officers, key employees, consultants and advisers by giving them an opportunity to acquire a proprietary interest in the Company and reward them for the successful future performance of the Company.

                                   Section 2

  Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

  "Award" shall mean any Option, Stock Appreciation Right, Limited Right, Restricted Stock or Other Stock-Based Award.

  "Award Agreement" shall mean any notice of grant, written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

  "Board" shall mean the Board of Directors of the Company.

  "Class A Common Stock" shall mean the Class A Common Stock, $.10 par value per share of the Company.

  "Class B Common Stock" shall mean the Class B Common Stock, $.10 par value per share of the Company.

  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

  "Committee" shall mean, until otherwise determined by the Board, the Corporate Personnel Committee of the Board.

  "Company" shall mean Freeport-McMoRan Copper & Gold Inc.

  "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

  "Eligible Individual" shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company, (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary,
(iii) any officer or employee of an entity with which the Company has contracted to receive executive, management or legal services who provides services to the Company or a Subsidiary through such arrangement, (iv) any consultant or adviser to the Company, a Subsidiary or to an entity described in clause (iii) hereof who provides services to the Company or a Subsidiary through such arrangement and (v) any person who has agreed in writing to become a person described in clauses (i), (ii), (iii) or (iv) within not more than 30 days following the date of grant of such person's first Award under the Plan.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

  "Incentive Stock Option" shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

  "Limited Right" shall mean any right granted under Section 8 of the Plan.

  "Nonqualified Stock Option" shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

  "Offer" shall mean any tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, as a result of which any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall beneficially own more than 40% of all classes and series of the Company's stock outstanding, taken as a whole, that has voting rights with respect to the election of directors of the Company (not including any series of preferred stock of the Company that has the right to elect directors only upon the failure of the Company to pay dividends).

  "Offer Price" shall mean the highest price per Share paid in any Offer that is in effect at any time during the period beginning on the ninetieth day prior to the date on which a Limited Right is exercised and ending on and including the date of exercise of such Limited Right. Any securities or property that comprise all or a portion of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price at the higher of
(i) the valuation placed on such securities or property by the person or persons making such Offer, or (ii) the valuation, if any, placed on such securities or property by the Committee or the Board.

  "Option" shall mean an Incentive Stock Option or a Nonqualified Stock
Option.

  "Other Stock-Based Award" shall mean any right or award granted under
Section 10 of the Plan.

  "Participant" shall mean any Eligible Individual granted an Award under the Plan.

  "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

  "Restricted Stock" shall mean any restricted stock granted under Section 9 of the Plan.

  "SAR" shall mean any Stock Appreciation Right.

  "SEC" shall mean the Securities and Exchange Commission, including the staff thereof, or any successor thereto.

  "Section 162(m)" shall mean Section 162(m) of the Code and all regulations promulgated thereunder as in effect from time to time.

  "Shares" shall mean the shares of Class A Common Stock and Class B Common Stock of the Company and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

  "Stock Appreciation Right" shall mean any right granted under Section 7 of the Plan.

  "Subsidiary" shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

                                   Section 3

  (a) Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants;
(ii) determine the type or types of Awards to be granted to an Eligible Individual; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Eligible Individual.

  (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

                                   Section 4

  Eligibility. Any Eligible Individual shall be eligible to be granted an Award.

                                   Section 5

  (a) Shares Available for Awards. Subject to adjustment as provided in
Section 5(b):

    (i) Calculation of Number of Shares Available.

      (A) Subject to the other provisions of this Section 5(a), the number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 8,000,000, of which 3,200,000 shall be shares of Class A Common Stock and 4,800,000 shall be shares of Class B Common Stock. Awards that by their terms may be settled only in cash shall not be counted against the maximum number of Shares provided herein.

      (B) Grants of Stock Appreciation Rights, Limited Rights and Other Stock-Based Awards not granted in tandem with Options and payable only in cash may relate to no more than 8,000,000 Shares.

      (C) The number of Shares that may be issued pursuant to Incentive Stock Options may not exceed 8,000,000 Shares.

      (D) Subject to the other provisions of this Section 5(a), the maximum number of Shares with respect to which Awards in the form of Restricted Stock or Other Stock-Based

    Awards payable in Shares for which a per share purchase price that is less than 100% of the fair market value of the securities to which the Award relates shall be 2,500,000 Shares.

      (E) To the extent any Shares covered by an Award are not issued because the Award is forfeited or canceled or the Award is settled in cash, such Shares shall again be available for grant pursuant to new Awards under the Plan.

      (F) In the event that Shares are issued as Restricted Stock or Other Stock-Based Awards under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such Shares shall again be available for grant pursuant to new Awards under the Plan.

      (G) If the exercise price of any Option is satisfied by tendering Shares to the Company, only the number of Shares issued net of the Shares tendered shall be deemed issued for purposes of determining the maximum number of Shares available for issuance under Section 5(a)(i)(A). However, all of the Shares issued upon exercise shall be deemed issued for purposes of determining the maximum number of Shares that may be issued pursuant to Incentive Stock Options.

    (ii) Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

    (iii) Individual Limit. Any provision of the Plan to the contrary notwithstanding, no individual may receive in any calendar year Awards under the Plan, whether payable in cash or Shares, that relate to more than 2,500,000 Shares.

    (iv) Use of Shares. Subject to the terms of the Plan and the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including, but not limited to, the Company's Annual Incentive Plan and the plans or arrangements of the Company or a Subsidiary assumed in business combinations.

  (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 10(c) hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422(b)(1) of the Code or any successor provision thereto and, with respect to all Awards under the Plan, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the requirements for full deductibility under Section 162(m); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

                                   Section 6

  (a) Stock Options. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by
Section 422 of the Code, as from time to time amended, and any implementing regulations. Except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the exercise price of any Option granted under this Plan shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.

  (b) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of federal or state securities laws, as it may deem necessary or advisable.

  (c) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by applying cash amounts payable by the Company upon the exercise of such Option or other Awards by the holder thereof or by tendering, by either actual delivery of Shares or by attestation, whole Shares owned by such holder (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash, cash equivalents, cash amounts so payable by the Company upon exercises of Awards and the fair market value of any such whole Shares so tendered to the Company, valued (in accordance with procedures established by the Committee) as of the effective date of such exercise, is at least equal to such option price.

                                   Section 7

  (a) Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of Stock Appreciation Rights, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to an Option or other Award may be granted either at the same time as the Option or other Award or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of 10 years after the date of grant. Except in the case of a Stock Appreciation Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Stock Appreciation Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Stock Appreciation Right on the date of grant or, in the case of a Stock Appreciation Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.

  (b) A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the SAR relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the grant price. Any Stock Appreciation Right shall be settled in cash, unless the Committee shall determine at the time of grant of a Stock Appreciation Right that it shall or may be settled in cash, Shares or a combination of cash and Shares.

                                   Section 8

  (a) Limited Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Limited Rights shall be granted, the number of Shares to be covered by each Award of Limited Rights, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Limited Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any Award. Limited Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Limited Rights shall not be exercisable after the expiration of 10 years after the date of grant and shall only be exercisable during a period determined at the time of grant by the Committee beginning not earlier than one day and ending not more than ninety days after the expiration date of an Offer. Except in the case of a Limited Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Limited Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Limited Right on the date of grant or, in the case of a Limited Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.
  (b) A Limited Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Limited Right relates, an amount equal to the excess, if any, of the Offer Price on the date of exercise of the Limited Right over the grant price. Any Limited Right shall be settled in cash, unless the Committee shall determine at the time of grant of a Limited Right that it shall or may be settled in cash, Shares or a combination of cash and Shares.

                                   Section 9

  (a) Grant of Restricted Stock. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock shall be granted, the number of Shares to be covered by each Award of Restricted Stock and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that Restricted Stock is intended to qualify as "performance-based compensation" under Section 162(m), it must meet the additional requirements imposed thereby.

  (b) The Restricted Period. At the time that an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted (the "Restricted Period"). Each Award of Restricted Stock may have a different Restricted Period. A Restricted Period of at least three years is required, except that if vesting of the Shares is subject to the attainment of specified performance goals, a Restricted Period of one year or more is permitted. The expiration of the Restricted Period shall also occur as provided under Section 12(a) hereof.

  (c) Escrow. The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

    The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Freeport-McMoRan Copper & Gold Inc. 1999 Stock Incentive Plan (the "Plan") and a notice of grant issued thereunder to the registered owner by Freeport-McMoRan Copper & Gold Inc. Copies of the Plan and the notice of grant are on file at the principal office of Freeport-McMoRan Copper & Gold Inc.

  (d) Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the Shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Award Agreement.

  (e) Forfeiture. In the event of the forfeiture of any Shares of Restricted Stock under the terms provided in the Award Agreement (including any additional Shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and the certificates canceled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5(b) or Section 11(b) due to a recapitalization, merger or other change in capitalization.

  (f) Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section 9(b) and in the Award Agreement or an amendment thereto, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant's estate, as the case may be.

  (g) Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted Stock shall have all the rights of a shareholder with respect to Shares of stock during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.

  (h) Performance-Based Restricted Stock. The Committee shall determine at the time of grant if a grant of Restricted Stock is intended to qualify as "performance-based compensation" as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Restricted Stock shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, return on equity, return on investment, cash provided by operating activities, increase in cash flow, or increase in production of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Restricted Stock intended to qualify as "performance-based compensation," the grants of Restricted Stock and the establishment of performance measures shall be made during the period required under Section 162(m).

                                  Section 10

  (a) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Individuals an "Other Stock-Based Award," which shall consist of an Award, the value of which is based in whole or in part on the value of Shares, that is not an instrument or Award specified in Sections 6 through 9 of this Plan. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, restricted stock units or securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of the Plan. To the extent that an Other Stock-Based Award is intended to qualify as "performance-based compensation" under Section 162(m), it must meet the additional requirements imposed thereby. Except in the case of an Other Stock-Based Award granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the price at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan, or the provision, if any, of any such Award that is analogous to the purchase or exercise price, shall not be less than 100% of the fair market value of the securities to which such Award relates on the date of grant. An Other-Stock Based Award, including an outright grant of Shares, may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual.

  (b) Performance-Based Other Stock-Based Awards. The Committee shall determine at the time of grant if the grant of an Other Stock-Based Award is intended to qualify as "performance-based compensation" as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Other Stock-Based Award shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, return on equity, return on investment, cash provided by operating activities, increase in cash flow, or increase in production of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Other Stock-Based Awards intended to qualify as "performance-based compensation," the grants of Other Stock-Based Awards and the establishment of performance measures shall be made during the period required under Section 162(m).

  (c) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this
Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the holder thereof with dividends or dividend equivalents, payable in cash, Shares, Subsidiary securities, other securities or other property on a current or deferred basis.

                                  Section 11

  (a) Amendments to the Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval necessary to qualify Awards as "performance based" compensation under Section 162(m) or any successor provision if such qualification is deemed necessary or advisable by the Committee. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary for the Plan to conform with local rules and regulations in any jurisdiction outside the United States.

  (b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

  (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. Notwithstanding the foregoing, no Options granted under the Plan shall be repriced without the approval of the stockholders of the Company. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

                                  Section 12

  (a) Award Agreements. Each Award hereunder shall be evidenced by an agreement or notice delivered to the Participant (by paper copy or electronically) that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or cessation of consulting or advisory services of the Participant and the effect thereon, if any, of a change in control of the Company.

  (b) Withholding. (i) A Participant may be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

  (ii) At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of shares of Common Stock under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the issuance shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares withheld shall be based on the fair market value of the Common Stock on the date that the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the "Tax Date").

  (iii) Each Election must be made prior to the Tax Date. The Committee may suspend or terminate the right to make Elections at any time.

  (iv) A Participant may also satisfy his or her total tax liability related to the Award by delivering Shares owned by the Participant. The value of the Shares delivered shall be based on the fair market value of the Shares on the Tax Date.

  (c) Transferability. No Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except: (i) by will; (ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or
(iv) if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, Options and Limited Rights granted in tandem therewith may be transferred or assigned (a) to Immediate Family Members, (b) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (c) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (d) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimus beneficial interest in a partnership, limited liability company or trust described in (b), (c) or

(d) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 12(c).

  (d) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

  (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights, restricted stock, and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

  (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.

  (g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

  (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

  (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

  (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

  (k) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                                  Section 13

  Term of the Plan. Subject to Section 11(a), the Plan shall remain in effect until all Awards permitted to be granted under the Plan have either been satisfied, expired or canceled under the terms of the Plan and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

                                                                      EXHIBIT B

                   1999 LONG-TERM PERFORMANCE INCENTIVE PLAN
                    OF FREEPORT-McMoRan COPPER & GOLD INC.

                                   ARTICLE I

                                Purpose of Plan

  Section 1.1. The purpose of the 1999 Long-Term Performance Incentive Plan of Freeport-McMoRan Copper & Gold Inc. (the "Plan") is to provide incentives for senior executives and other service providers whose performance in fulfilling their responsibilities can have a major impact on the profitability and future growth of Freeport-McMoRan Copper & Gold Inc. (the "Company") and its subsidiaries.

                                  ARTICLE II

                          Administration of the Plan

  Section 2.1. Subject to the authority and powers of the Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors consisting of two or more members of the Board. The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best; provided, however, that the Committee may not exercise any authority otherwise granted to it hereunder if such action would have the effect of increasing the amount of any credit to or payment from the Performance Award Account of any Covered Officer. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including but not limited to the Participants, the Company and its subsidiaries and their respective equity holders.

                                  ARTICLE III

                Eligibility for and Grant of Performance Awards

  Section 3.1. Subject to the provisions of the Plan, the Committee may from time to time select any of the following to be granted Performance Awards under the Plan, and determine the number of Performance Units covered by each such Performance Award: (a) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any person who is also a director of the Company, (b) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary,
(c) any officer or employee of an entity with which the Company or a Subsidiary has contracted to receive executive, management or legal services who provides services to the Company or a Subsidiary through such arrangement,
(d) any consultant or adviser to the Company, a Subsidiary or to an entity described in clause (c) hereof who provides services to the Company or a Subsidiary through such arrangement and (e) any person who has agreed in writing to become a person described in clauses (a), (b), (c) or (d) within not more than 30 days following the date of grant of such person's first Performance Award under the Plan. Performance Awards may be granted at different times to the same individual.

  Section 3.2. Upon the grant of a Performance Award to a Participant, the Company shall establish a Performance Award Account for such Participant and shall credit to such Performance Award Account the number of Performance Units covered by such Performance Award.

  Section 3.3. Subject to adjustment as provided in Section 5.2 the number of Performance Units outstanding at any time shall not exceed 4,000,000. Performance Units that shall have been forfeited or with respect to which payment has been made pursuant to Section 4.2 or deferred pursuant to Section
4.4 shall not thereafter be deemed to be credited or outstanding for any purpose of the Plan and may again be the subject of Performance Awards.

  Section 3.4. (a) Notwithstanding the provisions of Section 3.1, 3.2 and 3.3, all Performance Awards granted to Covered Officers must be granted no later than 90 days following the beginning of the calendar year. No Covered Officer may be granted more than 250,000 Performance Units in any calendar year.

  (b) All Performance Awards to Covered Officers under the Plan will be made and administered by two or more members of the Committee who are also "outside directors" within the meaning of Section 162(m).

                                  ARTICLE IV

     Credits to and Payments From Participants' Performance Award Accounts

  Section 4.1. Subject to the provisions of the Plan, each Performance Unit in any Performance Award Account of each Participant at December 31 of any year shall be credited, as of such December 31 of each year in the Performance Period for such Performance Unit, with an amount equal to the Annual Earnings Per Share (or Net Loss Per Share) for such year; provided that, if in any year there shall be any outstanding Net Loss Carryforward applicable to such Performance Unit, such Net Loss Carryforward shall be applied to reduce any amount which would otherwise be credited to or in respect of such Performance Unit pursuant to this Section 4.1 in such year until such Net Loss Carryforward has been fully so applied.

  Section 4.2. (a) Subject to the provisions of the Plan, amounts credited to a Participant's Performance Award Account in respect of Performance Units shall be paid to such Participant as soon as practicable on or after the Award Valuation Date with respect to such Performance Units.

  (b) Payments pursuant to Section 4.2(a) shall be in cash.

  (c) Notwithstanding any other provision of the Plan to the contrary, no Covered Officer shall be entitled to any payment with respect to any Performance Units unless the members of the Committee referred to in Section 3.4(b) hereof shall have certified the amount of the Annual Earnings Per Share (or Net Loss Per Share) for each year or portion thereof in the Performance Period applicable to such Performance Units.

  Section 4.3. In addition to any amounts payable pursuant to Section 4.2, the Committee may in its sole discretion determine that there shall be payable to a former Participant, other than a Participant who is at the time of any payment a Covered Officer, a supplemental amount not exceeding the excess, if any, of (i) the amount determined in accordance with Section 4.1 which would have been payable to such former Participant if the Award Valuation Date with respect to any Performance Units granted to such Participant had been December 31 of the first, second or third calendar year next following the year in which such Participant's Termination of Employment occurred (the selection of such first, second or third calendar year to be in the sole discretion of the Committee subject only to the last sentence of this Section 4.3) over (ii) the amount determined in accordance with said Section 4.1 as of December 31 of the calendar year in which such Termination of Employment actually occurred. Any such supplemental amount so payable shall be paid in a lump sum as promptly as practicable on or after December 31 of the calendar year so selected by the Committee or in one or more installments ending not later than five years after such December 31, as the Committee may in its discretion direct. In no event shall any payment under this Section 4.3 be made with respect to any calendar year after the year in which such former Participant reaches his normal retirement date under the Company's retirement plan.

  Section 4.4. (a) Prior to January 1 of any calendar year in which it is anticipated that an Award Valuation Date with respect to any Performance Units may occur, a Participant may elect, in accordance with procedures established by the Committee, to defer, as and to the extent hereinafter provided, the payment of the amount, if any, which shall be paid pursuant to Section 4.2.

  (b) All payments deferred pursuant to Section 4.4(a) shall be paid in one or more periodic installments, not in excess of ten, at such time or times after the applicable Award Valuation Date, but not later than ten years after such Award Valuation Date, as shall be specified in such Participant's election pursuant to Section 4.4(a).

  (c) In the case of payments deferred as provided in Section 4.4(a), the unpaid amounts shall, commencing with the applicable Award Valuation Date, accrue interest at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A.

(compounded quarterly) or by another major national bank headquartered in New York, New York and designated by the Committee. If subsequent to such Participant's election pursuant to Section 4.4(a) such Participant's Termination of Employment occurs for any reason other than death, Disability, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan, the Committee may, in its sole discretion, pay to such Participant in a lump sum the aggregate amount of any payments so deferred, notwithstanding such election. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or assistant officers of the Company its authority set forth in the immediately preceding sentence, subject to such terms and limitations as the Committee shall determine.

  Section 4.5. Anything contained in the Plan to the contrary notwithstanding:

  (a) The Committee may, in its sole discretion, suspend, permanently or for a specified period of time or until further determination by the Committee, the making of any part or all of the credits which would otherwise have been made to the Performance Award Accounts of all the Participants or to such Accounts of one or more Participants as shall be designated by the Committee.

  (b) Each Performance Unit and all other amounts credited to a Participant's Performance Award Account in respect of such Performance Unit shall be forfeited in the event of the Discharge for Cause of such Participant prior to the end of the Performance Period applicable to such Performance Unit.

  (c) Each Performance Unit and all other amounts credited to a Participant's Performance Award Account in respect of such Performance Unit shall, unless and to the extent that the Committee shall in its absolute discretion otherwise determine by reason of special mitigating circumstances, be forfeited in the event that such Participant's Termination of Employment shall occur for any reason other than death, Disability, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan, at any time (except within two years after the date on which a Change in Control shall have occurred) prior to the end of the Performance Period applicable to such Performance Unit.

  (d) If any suspension is in effect pursuant to Section 4.5(a) on a date when a credit would otherwise have been made pursuant to Section 4.1, the amount which would have been credited but for such suspension shall be forfeited and no credits shall thereafter be made in lieu thereof. If the Committee shall so determine in its sole discretion, the amounts theretofore credited to any Performance Award Account or Accounts, other than any Performance Award Account of a Covered Officer, shall accrue interest, during the suspension period, at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) or at such other rate and in such manner as shall be determined from time to time by the Committee.

                                   ARTICLE V

                              General Information

  Section 5.1. If Net Income, Annual Earnings Per Share or Net Loss Per Share for any year shall have been affected by special factors (including material acquisitions or dispositions of property, or other unusual items) which in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust Net Income, Annual Earnings Per Share or Net Loss Per Share, as the case may be, for such year (and subsequent years as appropriate), or any combination of them, and make credits, payments and reductions accordingly under the Plan; provided, however, the Committee shall not have the authority to make any such adjustments to payments with respect to the Performance Awards of, or credits to the Performance Award Accounts of, any Participant who is at such time a Covered Officer if the effect of any such action would be to increase the amount that would be credited to or paid from such Performance Award Accounts.

  Section 5.2. The Committee shall for purposes of Articles III and IV make appropriate adjustments in the number of Performance Units which may be granted pursuant to Performance Awards and in the number of Performance Units which shall have been credited to Participants' accounts, in order to reflect any merger or consolidation to which the Company is a party or any stock dividend, split-up, combination or reclassification of the outstanding shares of Company Common Stock or any other relevant change in the capitalization of the Company.

  Section 5.3. A Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of such Participant be entitled to receive all amounts which would have been payable hereunder to such Participant. A Participant may rescind or change any such designation at any time. Except as provided in this Section 5.3, none of the amounts which may be payable under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution.

  Section 5.4. All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

  Section 5.5. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any Subsidiary, and the right of the Company or any such Subsidiary to dismiss or discharge any such Participant, or to terminate any arrangement pursuant to which any such Participant provides services to the Company, is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

  Section 5.6. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or any Subsidiary shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

  Section 5.7. Nothing contained in the Plan shall prevent the Company or any Subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

                                  ARTICLE VI

                     Amendment or Termination of the Plan

  Section 6.1. The Board of Directors may at any time terminate the Plan, in whole or in part, or from time to time, subject to the stockholder approval requirements of Section 162(m), amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect the amounts credited to the Performance Award Account of a Participant with respect to Performance Awards previously made to such Participant. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any amounts specified in Article IV and not theretofore paid out, prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, and in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. Notwithstanding the foregoing, any such payment to a Covered Officer must be discounted to reflect the present value of such payment using the rate specified in Section 4.4(c). The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Article VI.

                                  ARTICLE VII

                                  Definitions

  Section 7.1. For the purposes of the Plan, the following terms shall have the meanings indicated:

  (a) Annual Earnings Per Share: With respect to any year, the result obtained by dividing (i) Net Income for such year by (ii) the average number of issued and outstanding shares (excluding treasury shares and shares held by any subsidiaries) of Class A Common Stock, par value $.10 per share, of the Company and Class B Common Stock, par value $.10 per share, of the Company during such year as reviewed by the Company's independent auditors.

  (b) Award Valuation Date: December 31 of the year in which the third anniversary of the grant of such Performance Award to a Participant shall occur or, if earlier, December 31 of the year in which such Participant's Termination of Employment shall occur, if such Termination of Employment occurs (i) within two years after a Change in Control or (ii) as a result of death, Disability, retirement under the Company's retirement plan or retirement with the consent of the Company outside the Company's retirement plan.

  (c) Board of Directors: The Board of Directors of the Company.

  (d) Change in Control: A Change in Control shall be deemed to have occurred if either (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall acquire beneficial ownership of more than 20% of all classes and series of the Company's stock outstanding, taken as a whole, that has voting rights with respect to the election of directors of the Company (not including any series of preferred stock of the Company that has the right to elect directors only upon the failure of the Company to pay dividends) pursuant to a tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, or (ii) there shall be a change in the composition of the Board of Directors of the Company at any time within two years after any tender offer, exchange offer, merger, consolidation, sale of assets or contested election, or any combination of those transactions (a "Transaction"), so that (A) the persons who were directors of the Company immediately before the first such Transaction cease to constitute a majority of the Board of Directors of the corporation which shall thereafter be in control of the companies that were parties to or otherwise involved in such first Transaction, or (B) the number of persons who shall thereafter be directors of such corporation shall be fewer than two-thirds of the number of directors of the Company immediately prior to such first Transaction. A Change in Control shall be deemed to take place upon the first to occur of the events specified in the foregoing clauses
(i) and (ii).

  (e) Committee: The Committee designated pursuant to Section 2.1. Until otherwise determined by the Board of Directors, the Corporate Personnel Committee designated by such Board shall be the Committee under the Plan.

  (f) Company Common Stock: Class B Common Stock, par value $0.10 per share, of the Company and such other Company or subsidiary securities as may be designated from time to time by the Committee.

  (g) Covered Officer: At any date, (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m); provided, however, the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which payment from any Performance Award Account of such individual will be made.

  (h) Disability: In the case of any Participant, disability which after the expiration of more than 26 weeks after its commencement is determined to be total and permanent by a physician selected by the Company and acceptable to such Participant or his legal representatives.

  (i) Discharge for Cause: Involuntary Termination of Employment as a result of dishonesty or similar misconduct directly related to the performance of duties for the Company or a Subsidiary.

  (j) Net Income: With respect to any year, the sum of

    (i) the net income (or net loss) of the Company and its consolidated subsidiaries for such year as reviewed by the Company's independent auditors and released by the Company to the public; plus (or minus)

    (ii) the minority interests' share in the net income (or net loss) of the Company's consolidated subsidiaries for such year as reviewed by the Company's independent auditors and released by the Company to the public; plus (or minus)

    (iii) the effect of changes in accounting principles of the Company and its consolidated subsidiaries for such year plus (or minus) the minority interests' share in such changes in accounting principles, as reviewed by the Company's independent auditors and released by the Company to the public.

  (k) Net Loss Carryforward: With respect to any Performance Units, (i) an amount equal to the Net Loss Per Share for any year in the applicable Performance Period times the number of such Performance Units then outstanding, reduced by (ii) any portion thereof which has been applied in any prior year as provided in Section 4.1.

  (l) Net Loss Per Share: The amount obtained when the calculation of Annual Earnings Per Share results in a number that is less than zero.

  (m) Participant: An individual who has been selected by the Committee to receive a Performance Award and in respect of whose Performance Award Account any amounts remain payable.

  (n) Performance Award: The grant of Performance Units by the Committee to a Participant pursuant to Section 3.1 or 3.4.

  (o) Performance Award Account: An account established for a Participant pursuant to Section 3.2.

  (p) Performance Period: With respect to any Performance Unit, the period beginning on January 1 of the year in which such Performance Unit was granted and ending on the Award Valuation Date for such Performance Unit.

  (q) Performance Unit: A unit covered by Performance Awards granted or subject to grant pursuant to Article III.

  (r) Section 162(m): Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules promulgated thereunder by the Internal Revenue Service.

  (s) Subsidiary: (i) Any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

  (t) Termination of Employment: The cessation of the rendering of services, such that a person would no longer be eligible to receive a Performance Award under Section 3.1 hereof, or a termination of employment or termination of officer position with the Company or a Subsidiary where the person continues to provides services under Section 3.1 (c) or (d) hereof.

[Recycled paper logo
appears here]

                      FREEPORT-McMoRan COPPER & GOLD INC.

   Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of
                           Stockholders, May 6, 1999

  The undersigned hereby appoints James R. Moffett, Richard C. Adkerson, and Stephen M. Jones as proxies, with full power of substitution, to vote the shares of the undersigned in Freeport-McMoRan Copper & Gold Inc. at the Annual Meeting of Stockholders to be held on Thursday, May 6, 1999, at 1:00 p.m., and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as you specify on the back of this card, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed on the back of this card, and (3) as the proxies decide on any other matter.

  If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

                          (continued on reverse side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                           Please mark
                                                          your votes as     [X]
                                                           indicated in
                                                           this example

You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendation. If your votes are not specified, this proxy will be voted, FOR Items 1, 2, 3 and 4 and AGAINST Item 5.


--------------------------------------------------------------------------------
 Your Board of Directors recommends a vote FOR Items 1, 2, 3 and 4 below.
--------------------------------------------------------------------------------

 1. Election of the nominee for director:      FOR [_] WITHHOLD [_]
    Mr. Leslie

 2. Ratification of appointment of Arthur
    Andersen LLP as independent auditors.      FOR [_]  AGAINST [_]  ABSTAIN [_]

 3. Approval of the 1999 Stock Incentive Plan. FOR [_]  AGAINST [_]  ABSTAIN [_]


 4. Approval of the 1999 Long-Term Performance
    Incentive Plan.                            FOR [_]  AGAINST [_]  ABSTAIN [_]

--------------------------------------------------------------------------------
Your Board of Directors recommends a vote AGAINST Item 5 below.
--------------------------------------------------------------------------------

 5. Stockholder proposal regarding the classification of the board of
    directors.                                 FOR [_]  AGAINST [_]  ABSTAIN [_]




Signature(s)__________________________________       Date _______________ 1999

--------------------------------------------------------------------------------

                      FREEPORT-McMoRan COPPER & GOLD INC.

   Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of
                           Stockholders, May 6, 1999

  The undersigned hereby appoints James R. Moffett, Richard C. Adkerson, and Stephen M. Jones as proxies, with full power of substitution, to vote the shares of the undersigned in Freeport-McMoRan Copper & Gold Inc. at the Annual Meeting of Stockholders to be held on Thursday, May 6, 1999, at 1:00 p.m., and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as you specify on the back of this card, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed on the back of this card, and (3) as the proxies decide on any other matter.

  If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                           IN THE ENCLOSED ENVELOPE
________________________________________________________________________________

                          (continued on reverse side)

--------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

                                                            Please mark
                                                           your votes as   [X]
                                                            indicated in
                                                            this example

You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendation. If your votes are not specified, this proxy will be voted, FOR Items 1, 2, 3 and 4 and AGAINST Item 5.

--------------------------------------------------------------------------------
 Your Board of Directors recommends a vote FOR Items 1, 2, 3 and 4 below.
--------------------------------------------------------------------------------

 1. Election of 5 Directors. Nominees are:     FOR [_] WITHHOLD [_]
   Messrs. Bruce, Day, Lackey and Mealey, and Ms. McDonald
  FOR, except withhold vote from following nominees: __________________________

 2. Ratification of appointment of Arthur
    Andersen LLP as independent auditors.      FOR [_]  AGAINST [_]  ABSTAIN [_]

 3. Approval of the 1999 Stock Incentive Plan. FOR [_]  AGAINST [_]  ABSTAIN [_]

 4. Approval of the 1999 Long-Term Performance
    Incentive Plan.                            FOR [_]  AGAINST [_]  ABSTAIN [_]

--------------------------------------------------------------------------------
 Your Board of Directors recommends a vote AGAINST Item 5 below.
--------------------------------------------------------------------------------

 5. Stockholder proposal regarding the classification of the board of
    directors.                                 FOR [_]  AGAINST [_]  ABSTAIN [_]





Signature(s) ________________________________________     Date __________  1999

--------------------------------------------------------------------------------

DEPOSITARY RECEIPTS EVIDENCING DEPOSITARY SHARES REPRESENTING PREFERRED SHARES
                    OF FREEPORT-McMoRan COPPER & GOLD INC.

                   Voting Instructions for Annual Meeting of
                           Stockholders, May 6, 1999

  The undersigned hereby instructs ChaseMellon Shareholder Services, L.L.C., as Depositary under the Deposit Agreement pertaining to Depositary Shares (the "Depositary Shares") representing shares of certain preferred stock (the "Stock") of Freeport-McMoRan Copper & Gold Inc. (the "Company"), to vote the shares of Stock represented by Depositary Shares evidenced by Depositary Receipts issued by the Depositary in the name of the undersigned at the Annual Meeting of Stockholders to be held on Thursday, May 6, 1999, at 1:00 p.m., and at any adjournment thereof, on all matters coming before the meeting with respect to which the owners of shares of Stock are entitled to vote. The Depositary will (1) vote as you specify on the back of this card or (2) abstain from voting where you do not specify your vote on the matter listed on the back of this card.


            PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
                           IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

                          (continued on reverse side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                             Please mark
                                                            your votes as    [X]
                                                            indicated in
                                                            this example


The Board of Directors recommends a vote FOR:

  Item 1--Election of the nominee for director.        FOR    WITHHELD
          Nominee for director of Freeport-McMoRan     [_]      [_]
          Copper & Gold Inc.
          Jonathan C.A. Leslie



Signature(s)__________________________________________  Dated: ___________ 1999

You may specify your vote by marking the appropriate box above. If your vote is not specified, your shares will be counted as having abstained from voting.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -